Registration No. 333-135648

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2/A
                             REGISTRATION STATEMENT
                              (Amendment Number 3)
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                             TOTALMED SYSTEMS, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)



        FLORIDA                             8000                      201-883003
-----------------------     -     ---------------------------     ------------------
(State or Other Jurisdiction of  (Primary Standard Industrial       (IRS Employer
Incorporation or Organization)    Classification Code Number)     Identification No.)



                1200 S.E. Maynard Road, Suite 203, Cary, NC 27511
                                  919-388-9480
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)


                         Mr. Brian D. Knight, President
                1200 S.E. Maynard Road, Suite 203, Cary, NC 27511
                                  919-388-9480
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                   Copies to:
                    The Law Office of James G. Dodrill II, PA
                            James G. Dodrill II, Esq.
                                5800 Hamilton Way
                              Boca Raton, FL 33496
                               Tel. (561) 862-0529
                               Fax: (561) 892-7787

                             ----------------------

                Approximate date of proposed sale to the public:
                 As soon as practicable after the effective date
                        of this registration statement.

                             ----------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]


         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ].



                                       CALCULATION OF REGISTRATION FEE
============================================================================================================

      TITLE OF                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
   EACH CLASS OF                     QUANTITY TO      OFFERING PRICE          AGGREGATE        REGISTRATION
SHARES TO BE REGISTERED             BE REGISTERED      PER SHARE (1)       OFFERING PRICE          FEE
-----------------------------       ------------       ------------        --------------      ------------
Common Stock,
$.0001 par value to be sold
by selling shareholders              17,875,000           $1.50              $26,812,500          $2,869
                                     ----------           -----              -----------          ------

TOTAL                                17,875,000           $1.50              $26,812,500          $2,869
                                     ==========           =====              ===========          ======

================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Information contained herein is subject to completion or Amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.


<PAGE)



                                  PROSPECTUS
               SUBJECT TO COMPLETION, DATED JANUARY 25, 2007

                       17,875,000 Shares of Common Stock

                            TOTALMED SYSTEMS, INC.

         The Offering:


         This is our initial public offering. We are registering a total of 17,875,000 shares of our common stock all of which are being offered by selling shareholders and are being registered for sale at a price per share of $1.50 per share until our shares are quoted on the Over The Counter Bulletin Board maintained by NASDAQ and thereafter at prevailing market prices or in privately negotiated transactions.


         There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, which is maintained by NASDAQ, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

         Proposed Trading Symbol: OTC Bulletin Board - "TMSI"

                        ---------------------------------

      Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 7 of this prospectus.

                        ---------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        ---------------------------------

         The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


         The date of this prospectus is January 25, 2007.

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Prospectus Summary                                                           3
The Offering                                                                 5
Summary Financial Information                                                6
Risk Factors                                                                 7
Forward-looking Statements                                                  13
Penny Stock Regulations                                                     14
Use of Proceeds                                                             15
Determination of Offering Price                                             15
Dividend Policy                                                             15
Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                                  16
Business                                                                    23
Directors, Executive Officers, Promoters and Control Persons                36
Principal Shareholders                                                      40
Selling Security Holders                                                    41
Description of Securities                                                   44
Certain Relationships and Related Transactions                              46
Indemnification                                                             47
Plan of Distribution                                                        48
Legal Matters                                                               50
Experts                                                                     50
Where You Can Find More Information                                         51
Index to Financial Statements                                               F-1

PROSPECTUS SUMMARY

        Because this is a summary, you should read the entire prospectus. You should specifically consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.

TotalMed Systems, Inc.


        We provide a TotalSuite of healthcare management software and services to physician practices, small critical access hospitals and
healthcare provider organizations.   Our objective is to provide our
TotalSuite of products, through a variety of sales delivery mechanisms, to the physician practice and critical access hospital (<100 beds) market segments. Our product selection is based upon addressing key pressure points in the overall medical facility market including regulatory compliance, reduction in medical errors and improved financial performance. Modular architecture allows products and services to accommodate client requirements and provide multiple sales opportunities. All products have been developed by third parties with whom we have contracted and are available in either server or web-based versions hosted on our secure servers. Our products include:


1.	TotalNotes, a server or ASP based electronic health record
software (EHR). This product is nearing completion of the first development stage of 2 that involves stabilization and enhancements to the existing product. TotalNotes is not dependant upon stage two to be completed before product sales can begin. TotalNotes is presented in two different versions;
physician's practices and rural hospitals. TotalNotes for rural hospitals will be developed subsequent to the physician's version and is expected to be completed in the spring of 2007.
The second stage will rewrite the two versions in the most recent .net programming language and will begin subsequent to completion of version one. To date, the Company has received
$43,390 in revenue related to the sale of this product. The revenue is attributable to a single sale of an earlier version of this product while in beta stage (provided by Dr. Notes). The
Company does not expect any future revenues from the original beta version due to the subsequent decision by management to develop its EHR software through a different third-party software vendor.

2.	TotalStaff is a multi-faceted program offering an extensive
server or ASP based facility staffing and credentialing toolset, as well as on-site management services and web-based testing services. TotalStaff will be sold to rural hospitals and will not be marketable until the Company has completed the development of the hospital version of TotalNotes. To date, the Company has not realized any revenue related to the sale of this product.

3.	TotalHIPAA, a sophisticated program offering web-based
management of all aspects of HIPAA compliance including initial assessment, remediation, implementation, and auditing as well as on-site evaluations and penetration studies. This product will be marketable as of July 2006. To date, the Company has not realized any revenue related to the sale of this product.

4.	TotalOSHA, a web-based large facility program designed to
manage all aspects of OSHA compliances including initial plan development, implementation, reporting, and ongoing monitoring. TotalOSHA will be sold to rural hospitals and will not be marketable until the Company has completed the development of the hospital version of TotalNotes. To date, the Company has not realized any revenue related to the sale of this product.


5.	TotalPM, a web-based program, is a comprehensive billing and practice management software solution designed specifically for medical practices. To date, the Company has not realized any revenue related to the sale of this product.

6.	TotalCal, a web-based software, enables healthcare providers to schedule and manage their practices more productively.
TotalCal reduces costs for medical providers and patients by providing a comprehensive approach to scheduling that allows physicians and patients to communicate effectively. To date, the Company has not realized any revenue related to the sale of this product.

7.	TotalSupport delivers services that include software, hardware, implementation, technical support, training, wide-area network services, and automatic software upgrades. Our helpdesk and technical support will assist multi-site clinics and small hospitals to effectively use the delivered software solutions.

        The Company is not marketing any of the above products to rural hospitals or critical access hospitals at this time. Management has determined that its marketing efforts will be delineated to physician practices first, accompanied by the sale of Master Distributorship Territories. As soon as product development for rural and critical access hospitals reaches feasibility, the Company will then implement its marketing plan to these hospitals.

        We are a development stage company.   We were incorporated
in Florida on November 15, 2004 and have achieved $43,390 in sales through September 30, 2006. Through that date we have an accumulated deficit of approximately $5.77 million. As of December 31, 2006 we had $155,778 in cash to use in executing our business plan. At our current spending rate, unless additional funds are raised, we anticipate that we can fund our operations for a period of one month. Our principal office is located at 1200 S.E. Maynard Road, Suite 203, Cary, NC 27511. Our telephone number is 919-388-9480 and our website may be viewed at www.totalmed.com.

                                  The Offering



Securities Offered                                   17,875,000 shares of common
                                                     stock, all of which are
                                                     being offered by the
                                                     selling shareholders; See
                                                     "Description of Securities"

Common Stock Outstanding, before offering            27,875,000
Common Stock Outstanding, after offering             27,875,000


Proposed OTC Bulletin Board Symbol                   TMSI

Use of Proceeds                                      We will not receive any
                                                     proceeds from the sale of
                                                     common stock by our selling
                                                     shareholders. See "Use of
                                                     Proceeds."

Dividend Policy We do not intend to pay dividends on our common stock. We plan to retain any earnings for use in the operation of our business and to fund future growth.

                          Summary Financial Information

The following is a summary of our audited financial statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and our audited financial statements and the notes therewith.



                                                  Year Ended       Nine Months
                                                                     Ended
                                                 December 31,     September 30,
                                                     2005              2006
                                                 ------------      ------------
Statement of Operations Data:
Total Revenue                                    $          0      $     43.390
                                                 ============      ============

Cost Of Services                                $          0       $     18,556
                                                 ============      ============

Net Loss                                         $ (2,952,086)     $ (2,809,827)
                                                 ============      ============


                                                     As of
                                                   September 30,
                                                     2006
                                                 ------------
Balance Sheet Data:
Cash                                             $    42,635
                                                 ============

Total current assets                             $    45,558
                                                 ============

Total assets                                     $    198,244
                                                 ============

Total liabilities                                $    715,217
                                                 ============

Total stockholders' equity                       $   (516,973)
                                                 ============

Total liabilities and stockholders' equity       $    198,244
                                                 ============

                                  RISK FACTORS

        The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. The Company's management believes that the following risk factors discuss all material risks faced by the company. Please carefully consider these risk factors, as well as all other information in this prospectus.

        Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.


We have a limited operating history, are not presently profitable and through December 31, 2006 have only achieved $43,390 in revenues.
====================================================================


         We have a limited operating history upon which prospective investors may base an evaluation as to our likely performance. We are subject to all the substantial risks inherent in the development of a new business enterprise. No assurances can be given that our business will ever be successful or that we will ever be or remain profitable.

         As a newly formed venture our success is dependent upon numerous factors, many of which are beyond the control of our management. Our success will depend in part on our ability to deal with the problems, expenses, and delays frequently associated with establishing a new business venture.
There is no assurance that our operations will ever be profitable.

We have minimal operating capital and will likely seek financing in the future.
==============================================================================


The growth of our business will require significant capital.
We do not presently have adequate cash from operations or financing activities to fully execute our business plan as we would like. As of December 31, 2006 we had approximately $115,778 in cash on hand to use in executing our business plan. At our current spending rate, these funds will only support our operations for approximately one month.


We have historically satisfied our cash requirements through short and long term financing and issuance of common stock for cash. We anticipate that cash requirements will continue to increase as we continue to expend resources to build infrastructure, establish a marketing network, customer support, and develop our product.

We anticipate that we will need approximately $3 million to cover budgeted operating expenditures and offering expenses for the next twelve months from the date of this prospectus. We are budgeting $60,000 per month for R&D to our third party developer and $200,000 per month for operating and offering expenses. The Company is operating at a net loss as of September 30, 2006 therefore our cash reserves plus contractually committed capital is not sufficient to fund our planned business operations for a period of the next twelve months.

In the interim, TotalMed will continue to pursue additional capital investment. Current assets as of September 30, 2006 were $45,558, which consisted entirely of cash. Total current liabilities as of September 30, 2006 were $715,217, which consisted of accounts payable and accrued expenses, related party notes, and deposits held in escrow for territory purchases. Accounts payable and accrued expenses consist of legal and accounting fees and the remaining balance on a software purchase agreement with Zechoria 4. The largest portion of the current liabilities ($495,000) are deposits received on territory purchases and is expected to be reclassified to income during the next twelve months. Notes payable ($166,236) are related party loans entered into for funding of operating expenses.

Because our current assets are insufficient to cover our current liabilities, we do not expect to be able to continue operations for the next twelve months if we do not generate significant revenues as projected. We will need to seek both private and public equity markets to support our ongoing operations.

We have financed our growth and cash requirements through
related party debt and private placement of equity.
===================================================================

By becoming a publicly reporting company, we expect an increase in our audit, accounting and legal fees. As a fully reporting company pursuant to the Securities Exchange Act of 1934, we will be required to file quarterly, annual and other periodic reports. As such, we will require the assistance of our legal counsel to prepare and file such reports and our independent auditors to review and audit financial statements in connection with such reports. In addition, we will retain an EDGAR service to submit such filings to the Securities and Exchange Commission. We anticipate the approximate costs of being a publicly reporting company to be the following per quarter (or about $52,000 per year):

Legal: 		$ 2,500
Accounting: 	$ 7,500
Filings:        $ 3,000

Total:          $13,000


There can be no assurance that we will be successful in executing our plan or achieving profitability. Due to our early stage of development, there is a substantial risk that all investors may lose all of their investment.

Our dependence on third-party developers may result in us being unable to meet demand for our products.
======================================================================

Our agreements with third-party developers may restrict our ability to establish alternative sources of product services in a timely manner or at an acceptable cost. This may cause us to be unable to meet demand for our products and lose potential revenue. Management feels that our current relationship with our third-party developer is strong.

The healthcare industry is experiencing substantial consolidation, which creates additional challenges associated with a constantly changing industry.
========================================================================

As the healthcare industry provides more revenue generating opportunities, the companies tend to acquire or merge with other companies for the growth opportunities or the ability to be competitive on the market. It creates a risk of potential reorganization or readjustment to a constantly changing industry.

The attractiveness of our target market could entice additional competitors to enter the market.
==========================================================================

The healthcare product development industry continues to experience growth due to the aging population in the United States and the proliferation of medical technology, which makes the market very attractive for established healthcare companies who are not previously focused on our market segment as competitors.

It is imperative that our products are price-competitive and that we control our costs.
============================================================================

The trend of aging population and a broader competition market drive the industry to provide more detail-oriented software with more functions at a lower price. With these market changes, it will be imperative that management makes sure that the product is price-competitive while internally controlling costs.



We are currently sourcing our software products from third parties under agreements that may be terminated in the future.
============================================================================

Management projects that 80-85% of sales will be attributable to the sale of the TotalNotes product described elsewhere in this prospectus. The source code for TotalNotes is owned by the Company. For the other softwaree products offered under remarketing agreements, we are currently offering such products pursuant to agreements that under various circumstances, could be terminated. If terminated by the vendors from whom we source these products, we believe that we would need to source or develop new products. The occurrence of such an event would likely have a substantial material impact on our plan of operations. There is no assurance that our present agreements will not be terminated in the future or that we would be able to find alternative, replacement sources in such event.


We are offering exclusive distribution agreements for the sales of our products and our revenues will be largely dependent upon the performance of our third party distributors.
============================================================================

We anticipate that our sales will be largely dependent upon the performance of third party distributors with whom we enter exclusive territorial distribution agreements. If these distributors fail to perform or do not perform up to our expectation, the results of our financial operationss will be adversely impacted. There is no assurance that the distributors will be able to successfully sell any of our products.



We may not be able to obtain sufficient funds to grow our business or obtain funds at favorable terms, or at all.
============================================================================

We intend to expand our business and we expect to generate additional revenue during the next twelve months of operations.
However, if our capital needs exceed our expenditures, or our revenues do not meet expectations, we may need additional financing. Our ability to obtain additional financing will be subject to a number of factors, including market conditions and our operating performance. These factors may make the timing, amount, terms and conditions of additional financing unattractive for us, or we may be unable to raise additional funding at any terms. If we need funds and cannot raise them on acceptable terms, or at all, we may not be able to develop or enhance our service offerings, take advantage of future opportunities or respond to customers and competition.

Any equity or debt financings, if available at all, may affect our operations and, in the case of equity financings, may result in dilution to existing stockholders.


We have just begun selling a new product which may not be well received.
------------------------------------------------------------------------

We have initiated our sales efforts and have put into play a new product suite. If the product suite is not well received or if it proves to have serious operational flaws, our sales activity and
revenues could be gravely affected.   If the Company, as a
consequence of these events, is forced to close or delay our business, the market price of our securities will likely decrease substantially and shareholders will potentially lose the full amount of any investment into the company.




We have not commenced full operations and we may not be able to achieve or maintain profitability.
---------------------------------------------------------------

We are a relatively young company and our proposed operations are subject to all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.


If we do not achieve revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.


We anticipate that in the future we will make significant investments in our operations, particularly to support research and development and marketing activities and, that as a result, operating expenses are expected to continue to increase. We intend to make such investments on an ongoing basis, primarily from cash generated from operations and, to the extent necessary, funds available from financing activities, as we develop and introduce products and enter into various markets. If net sales do not increase with capital or other investments, we are likely to continue to incur net losses and our financial condition could be materially adversely affected. There can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis.



Our independent auditor has expressed doubts about our ability to continue as a going concern.
======================================================================


We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and we have not achieved any material revenues. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We May Have Difficulty Managing Our Growth.
==========================================

We anticipate that our company will grow significantly in the near future. Our ability to manage growth effectively will depend on our ability to improve and expand our operations, including our financial and management information systems, and to recruit, train and manage additional resources in marketing, sales, operations and administrative positions. Our management may not be able to manage growth effectively, or may be unable to recruit and retain personnel needed to meet our needs. If we are unable to manage growth or hire necessary personnel, our business could be materially harmed.

We are dependent on the services of our CEO and our COO and the loss of those services would have a material adverse effect on our business.
======================================================================

We are highly dependent on the services of Brian Knight our CEO and Chairman of the Board and on James Sterling our Chief Operating Officer. Messrs Knight and Sterling contribute to our overall corporate strategy. The loss of the services of either of these individuals would have a material adverse effect upon our business and prospects. Without their services we would likely not be able to execute our business plan unless and until we found a replacement with similar experience. There can be no assurance that we could find such a replacement or that if we did that we could persuade such individual to accept employment with us on acceptable terms, or at all. We do not currently have "key man" insurance on either Mr. Knight or Mr. Sterling and we do not anticipate purchasing such insurance in the near future, if ever.

Our CEO and COO have the voting power to substantially influence our affairs and may make decisions that do not necessarily benefit all shareholders equally.
======================================================================


As of the date of this prospectus, each of Messrs. Knight and Sterling are the holder of approximately 20% of our outstanding common stock, for a total of approximately 40% ownership. Consequently, Messrs. Knight and Sterling are in a position to substantially influence matters submitted for shareholder votes, including the ability to elect a majority of our Board of Directors and to exercise control over our affairs in general. Messrs. Knight and Sterling's decisions may not necessarily reflect those of our other shareholders.

There has never been a market for our common stock and you may not be able to buy or sell our stock at will.
=============================================================================

We are not listed on any stock exchange at this time. We hope to become a bulletin board traded company. These are often known as "penny stocks" and are subject to various regulations involving certain disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want.

We have arbitrarily determined the offering price. Accordingly, the price you pay may not accurately reflect the value of our common stock and you may not be able to sell the common stock for at least the offering price or at any price at any time.
===============================================================================

We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.

There is no assurance of future dividends being paid.
====================================================

At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our board of directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.

                           FORWARD-LOOKING STATEMENTS
                           --------------------------


        This prospectus includes forward-looking statements that involve risks and uncertainties regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing and future economic performance. These forward-looking statements include statements under the captions "Prospectus
Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations,"
"Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements that apply only as of the date of this prospectus. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate," "could," "feel," "believes," "plan," "should," "will" and other similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

                             PENNY STOCK REGULATIONS
                             -----------------------

        We are not listed on any stock exchange at this time. We hope to become a bulletin board traded company. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

        Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of securities being offered by our selling shareholders.


                         DETERMINATION OF OFFERING PRICE

         Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                                 DIVIDEND POLICY

         It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, our financial condition, our capital requirements and other factors that the board of directors may think are relevant.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our financial condition and plan of operation. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Overview
-----------------

We were incorporated as a Florida Corporation on November 15, 2004 as a development stage company. We provide healthcare management software, security hardware and services to physician practices, small critical access hospitals and healthcare provider organizations.

Currently, we only have versions of our products able to be sold and installed in small physician practices, which includes medical specialty provider organizations. The small hospital software product is in development with our third party developer and is scheduled for completion the 2nd quarter of 2007.

TotalMed Systems, Inc.'s ('TotalMed') core business involves the distribution of its TotalSuite of software, with the core products being Electronic Medical Records (TotalNotes) and Practice Management and Billing (TotalPM). Also available are the HIPAA compliance product (TotalHIPAA), Practice Management and Billing for chiropractic physician practices (TotalChiro), and a web-based scheduling software (TotalCal). TotalSuite as well as all applicable hardware, installation, training, and on-going support are provided to physician practices and medical specialty provider organizations. Once development is complete, we intend to provide an enhanced version of TotalNotes to small, critical access hospitals (<100 beds).

TotalMed's core products are all Application Service Provider (ASP) based configurations. They are supported by a national ASP hosting facility that has been audited by not only HIPAA, but also major insurance payers including Blue Cross, Blue Shield and Medicare.

TotalMed's products and services have been designed to integrate and manage all of the practice needs of healthcare providers. Modular architecture and ASP pricing allow products and services to be acquired over time, creating continuous additional sales opportunities for TotalMed.

RESULTS OF OPERATIONS

Quarter Ended September 30, 2006 Compared to Quarter Ended September 30, 2005
-----------------------------------------------------------------------------

The Company continues to market its product(s) to physicians and chiropractic practices. Leads generated from individual and organizational referrals and our website continue to support our efforts to market and sell our product(s). For the quarter ended September 30, 2006, the Company spent $557,857 for general and administrative expenses as compared to $415,522 during the quarter ended September 30, 2005. There was a material amount disbursed in the September 2006 quarter for legal fees related to our going public initiative and a lesser amount towards legal fees associated with the drafting and reviewing of documents and agreements. This accounted for $77,666 of the change from September 2006 versus September 2005. Other comparative increases were travel related expenses and $85,000 disbursed to our third party software developer. Compensation, consulting, and commission expenses were aggregately lower in the current quarter as a result of fewer commissions paid to MedTech Capital Services who acts on behalf of the Company for the sale of private placement stock. These combined expenses represent approximately forty-six percent of the total expenses for the current period. The following table exhibits our consultants, their purpose, and their compensation arrangement.






Consultant Name          Monthly Pay          Role                  Stock Issued          Notes
------------------------------------------------------------------------------------------------------
Jack Hudson                2,000              Corporate              0                 Issues stock
                                                                                       certificates,
                                                                                       corporate
                                                                                       board minutes
MedTech Capital
Services                  10,000              Investment banker/    1,350,000          Has funded
                                              advisor to board      to Vladimir        TotalMed
                                                                    Kravchenko,        through sale
                                                                    owner of           of private placement
                                                                    MedTech            stock
                                                                    Capital

Gabriel Martinez           4,000              Technical Support      0

Total Consulting, LLC      5,000              Sales Rep for Florida  0




Consultants Not on Monthly Pay
------------------------------



Dave Oury                  Invoices           Marketing Company      600,000           Medical Leverage
                           paid to                                                     Co-Owner
                           Medical Leverage
                           is for services
                           above the hours
                           paid for with
                           stock.


Sam Sgambati               Invoices           Marketing Company      600,000           Medical Leverage
                           paid to                                                     Co-Owner
                           Medical Leverage
                           is for services
                           above the hours
                           paid for with
                           stock.


Jeffrey Phelan             None               Financial              950,000           Find investors
                                                                                       for public
                                                                                       market

Hal Lenoble                None               Financial            1,000,000              "

Sam Ruggeri                None               Financial            1,000,000              "

Heritage Capital
Mortgage                   None               Financial            1,000,000              "

Carol Meunier              None               Public Relations       925,000           Press releases, etc.

Dwayne Potter              None               Public Relations       950,000              "

Robert Harrington          None               Public Relations       900,000              "

James Fitzsimons           None               Board of Directors     100,000              "


At the current rate of spending, the Company will not be able to meet its cash requirements for the next twelve months. We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy wil be significant and we will require additional funds in order to significantly expand and continue our operations. We will need a minimum of $110,000 monthly to continue operations over the next twelve months, which we do not currently have in our cash reserves.

The Company anticipates generating sales during the first quarter of 2007. Management feels this trend will continue and our projected sales goals will remain in line with our business model.

During the three months ended September 30, 2006, cost of goods sold is reported against no revenue for the period. From Company inception we have generated revenues of $43,390 from a single sale of TotalNotes. The TotalNotes product was a beta version of the product by Dr. Notes. The costs recorded in the current quarter are associated with an agreement by management to provide the software license subscription necessary for this master distributor. The
Company is paying a subscription license fee to Dr. Notes for $1,089 for a term of 60 months. Due to the severance of our relationship with Dr. Notes, management will be converting the Dr. Notes version of TotalNotes provided to our distributor and replacing it with our newest version that will be fully supported by the Company. Until such time the new version is installed, management will continue to pay the license fee to Dr. Notes. Management has discerned that the distributor will not be adversely affected if for any reason Dr. Notes ceases to provide operational software. Training for the Dr. Notes version had not been completed and live data for this distributor was never merged into the Dr. Notes software version. Conversion for this distributor in the current TotalNotes version is expected to take place in the first quarter of 2007, at which time the Company will cease paying the monthly license fee to Dr. Notes.

In September 2006, the Company established a key alliance with Cuba USA. The "sole source agreement" made with TotalMed essentially selected TotalMed to exclusively provide all products and services, including the TotalNotes EHR and the TotalPM Practice Management and Patient Billing system, to their members. Cuba USA has become a Referral Organization of TotalMed and as a result, management has access to their more than 5000 members in the US. Cuba USA states in a letter (which has been filed with the Securities and Exchange Commission as an exhibit to our registration statement) that they envision familiarizing their membership with our product in order to begin building a data repository for their participating practitioners and specialty groups.


During the three months ending September, the Company received an aggregate amount of $300,000 from the issuance of its common stock through three subscription agreements.

On September 26, 2006, management authorized a promissory note for contributed capital in the amount of $85,000. This is a related party note with one of the Company's shareholders, Vladimir Kravchenko. The note is a short-term obligation at an interest rate of 12% simple interest per annum. The maturity date for both principle and interest is September 26, 2007. This note was secured in order to fulfill the operating expense requirements through January 2007. Management is seeking capital investment through both related party debt and private placement of equity to meet its operating needs until such time revenues from sales are received.

Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005
----------------------------------------------------------------------

During the nine months ended September 30, 2006, approximately
$12,000 was spent on outfitting the sales/marketing office in El Paso with appropriate fixtures and computers and the deposit for the leased space. The Company also purchased software by Netsuite for $28,000, which is intended for internal use of the Company. Management will use this software to track the activities of its sales force as well as provide an online environment for its traveling sales staff and Referral Organizations to manage their customers. During the first nine months of 2005, the Company was in its early stages of formation. Expenses for the current nine-month period as compared to nine months ending September 2005 are primarily a reflection of increased operations and $85,000 paid to our third party software developer. Since the Company is currently selling TotalNotes, TotalPM, TotalCal, TotalChiro, and TotalHIPAA, any future development costs associated with these products will be capitalized in accordance with generally accepted accounting principles.

Year Ended December 31, 2005 Compared to Period Ended December 31, 2004
------------------------------------------------------------------------


Because the Company was incorporated on November 15, 2004, the period ended December 31, 2004 was only approximately six weeks in length and therefore the Company had only minimal activities during this time. For the period ended December 31, 2004, the Company had general and administrative expenses of $15,060 that were primarily Company start-up costs. During the year ended December 31, 2005, the Company incurred $2,948,204 of general and administrative costs that were largely marketing and consulting expenses. Software development costs for fiscal year 2005 and 2004 were $20,000 and $0.00 respectively.


Impaired Asset
-----------------------

During the period beginning May 11, 2005 and extending through June 28, 2005, TotalMed entered into an agreement with Dr. Notes to acquire a private label version of their EMR program - at a cost to TotalMed of $250,000 plus training. Over the next several months, Dr. Notes failed to provide TotalMed with the software version purchased, and also failed to provide access to the needed reference accounts TotalMed required to begin pre-marketing the anticipated private label software. The situation between the two companies continued to deteriorate throughout the remainder of 2005 and early 2006 until TotalMed management decided, in the Spring of 2006, that the situation was untenable.

In June, 2006, TotalMed severed its relationship with Dr. Notes.
A letter demanding the return of the $250,000 that TotalMed had spent to acquire the private label version of the Dr. Notes software was sent, received and acknowledged by Dr. Notes CEO, Angel Garcia, M.D. Significant documentation outlining the myriad of ways in which Dr. Notes both failed to deliver a working version of the private label software to TotalMed and mislead TotalMed as to the stability and overall satisfaction of its customer base has been submitted to the CEO of Dr. Notes and is on file with our attorney.

During our relationship with Dr. Notes, we sold one physician office a prototype version of the private label software fully expecting to receive the final version - which never occurred. This was our only sale, since Dr. Notes violated the terms of our agreement. We continue to send the required monthly payment to Dr. Notes to ensure this customer remains operational. TotalMed provides all services and support for this customer.

To our knowledge, Dr. Notes is in dire financial straits.
Although we do not keep an eye on them from day to day, there is no indication in the EMR marketplace that they are generating any sales. If they are receiving any revenue at all, it is probably coming from those customers still paying for technical support. The company has switched addresses several times and there appears to have been some attempt to assign the core software to Intracare Corp. Since we have no ongoing communication with Dr. Notes, details as to their changes in location and other transactions are not made available to us.

Since we anticipated the termination of our relationship with Dr. Notes at the beginning of 2006, we began pursuit of other EMR software. The Company has acquired another product that has been re-worked by our third party software developer and has become the true TotalNotes EMR of record. Release of this product by our developer (for beta testing) occurred in October of 2006. Subsequent release by the Company for sale to medical practitioners occurred in December of 2006. Since the Company now owns the source code for this product, management believes we are in a much better position overall than we would have been had we continued with the Dr. Notes private label project.

Although the Company has received $43,390 in revenue related to Dr. Notes, it does not expect to realize additional revenues from the use of this product and has reduced the value of the asset to $0.00. On June 27, 2006, the Company's legal counsel was retained to represent them in this matter, demanding the return of the Company's investment of $250,000. This matter is not expected to have a material impact on operating results in the future.

Deposits Received on Territory Purchases
-------------------------------------------------------------


Since inception, the Company has received $495,000 towards purchases of territory rights for master distributorships. The first Master Distributorship has been outlined in a "Memorandum of Understanding" with TM West and is for the territory that covers Washington, Oregon, California, Nevada, and Arizona. The second purchaser of a Master Distributorship is for Alred McNair, whose territory covers Mississippi, Louisiana, Alabama, and Arkansas. A formal agreement for this territory will be consummated when paid in full. The total amount of deposits held by the Company for these distributorships is $345,000. During the three months ending September 2006, additional deposits of $150,000 were received towards the purchase of a third Master Distributorship. Deposits were received from Keith Bub and Victoria Sweet, who are related party shareholders of TotalMed. It is the intention of these two individuals to add a third party to their group and form an entity that will hold the territory rights once the formal Master Distributor Agreement is in place. This territory covers the state of Florida. Revenue for the sales of these territories is recognized when the full amount of $250,000 has been received due to the contractual contingency that rights are not transferred until the territory purchase is paid in full. Important facts and terms described or defined in the Grant of Distributorship Agreement are as follows:


*       The grant is non-transferable.
* TotalMed, in some instances, does not own or control all of its products. TotalMed is itself a non-exclusive Licensee of certain components of the TotalSuite of products and therefore distributor cannot exceed the scope of the License granted to the Company.
*       Distributor may not sub-divide its territory.
* No use of TotalMed's name or other identifying marks on materials produced by distributor without prior consent.
* The agreement includes a non-compete clause limiting the distributor's association with competing Medical Software without prior consent of management for a period of two years.

* TotalMed shall provide or arrange for product training for its distributors. Any marketing materials are provided at the then current prices issued by Licensors or their authorized providers.
* TotalMed shall bill and collect for all Medical Software within the Territory.
* Distributor has the right to monitor internal records of TotalMed specifically related to Company's completed sales and billing.
* The territory rights are perpetual unless either party fails to comply with the provisions of the agreement.
*       Master Distributor fee is $250,000.
* An "override" structure that details potential income to the distributor from the sale of our product is included as an exhibit in the agreement. The distributor is subject to the following compensatory structure:

*       5% of the Monthly Hosting Fees
*       Yearly commission of $237 per sale
*       A five year commission of $1,185
* Referral fee of $12,500 for providing a lead that results in a Master Distributorship being sold for one of the allotted Territories that remains open. Referral fees are paid once the new Master Distributorship is paid in full.

OEM Remarketing Agreement
-------------------------------------------

On March 27, 2006, the Company entered into an agreement whereby rights were given to private label and distribute copies of MedWisdom software, which the Company labeled as TotalPM and TotalChiro respectively. The agreement further allows the Company to use the software for marketing and demonstration, and for the training of customers. The Company is currently developing an interface between its TotalNotes EMR software and the private label software provided by MedWisdom.


PLAN OF OPERATION

Twelve-Month Proforma for Working Capital Requirements
----------------------------------------------------------------------


To date, the Company has raised approximately $2,375,000 in private placements that are exempt from registration with the Securities and Exchange Commission. All shares issued through such offerings are restricted until registered with the Commission. There are uncertainties as to whether the Company will be successful in raising capital in the future. To assist with the significant expenses in consulting and sales/marketing, the Company issues stock for services so as to reduce the significant amount of cash that is needed.
The Company has issued 1,200,000 shares for sales/marketing and 8,175,000 shares to consultants for services. Thus far the Company has been in a positive cash flow situation and plans to continue to raise capital for its future needs. To date, the Company has received five shareholder loans totaling $260,000. The balance with interest as of September 30, 2006 is $166,236. Management feels that additional loans could be secured if needed based upon the performance on prior loans, however these loans are entered into at the option of the lenders.


As of December 31, 2006, we had approximately $115,778 in cash and $2,923 in a money market fund which will be used during the time period until further cash is raised in the capital markets or revenue is generated through the sale of distributorships and product. The Company anticipates that during the next twelve months it will generate revenue in the amount of $14,000,000. Implementation of three delivery mechanisms (described later) for generating sales has already begun and the Company is currently selling Master Distributor territories. Conservative projections of 6-8 Master Distributor territory sales, 300-350 product license sales, and 10-12 rural hospital sales for the initial twelve-month period suggest that the Company will achieve its revenue projections.

Twelve-month projected income and expense upon revenue recognition:


Revenue
-------
Master Distributorships				  		$1,500,000
Product License Sales					    	 3,300,000
Rural Hospital Sales					    	 9,200,000
Total Revenue                                                  $14,000,000

Costs & Expenses
----------------

* Software Development, Source Code Acquisition, & Reseller Costs

Nymbus and Medwisdom Reseller Agreements                       $ 1,980,000
Software Development and Source Code Acquisition                 2,070,000


* Salaries/Benefits/Bonuses/Commissions/Consulting

Lead Generator Recruiter - Pirie Agreement                       1,340,000
Salaries/Benefits/Commissions                                    1,810,500
Consulting                                                         350,000

* IT Services

Outside Services & Support                                         285,000

* General & Administrative

Rent, Utilities, Insurance, Office, etc.                           374,000

Total Costs and Expenses                                       $ 8,209,500

Projected Net Profit for twelve months                         $ 5,790,500



Revenues
--------


Revenues related to product license sales will be recognized monthly in accordance with the terms of the software license agreement. The pricing is a fixed and determinable number that is defined in the product license agreement. All product sales related to network computers, hardware, or installation are recognized upon installation. Customer training for software will be recognized upon completion of training. The Company annualizes fees invoiced for data storage and provider software maintenance and revenue will be amortized over the subsequent twelve-month period in which it covers.


Costs & Expenses
----------------

The Company's estimate of costs and expenses are based upon existing and pending agreements, historical expenses, and the inherent need for additional staffing. During the projected twelve-month period, management expects to incur significant software development costs to our third party vendor. These costs will encompass completion of the hospital version of TotalNotes and TotalChiro, and will update all existing software products into the latest .net programming.

                                   BUSINESS

INDUSTRY OVERVIEW
----------------------------------

         According to Gartner Dataquest (2003), in healthcare, the leading drivers of IT investment include patient safety, the rising cost of delivering and managing healthcare, the need for integrated cost containment strategies, rapidly changing patient demographics and demands, the push for process standardization and automation, and regulatory requirements, such as the Health Insurance Portability and Accountability Act (HIPAA) of 1996.

Healthcare Industry Background

         The U.S. Department of Health and Human Services, in its national Health Expenditures Projections released in January 2003, forecast that health expenditures would reach $3.1 trillion in 2012, growing at an average annual rate of 7.3% during the period 2002-2012. As a share of the Gross Domestic Product, health spending is projected to reach 17.7% by 2012, up from its 2002 level of 14.1%.

         Healthcare providers are seeking to cut costs, increase productivity and enhance the quality of patient care through improved access to information throughout the entire physician practice, hospital or integrated healthcare network. In order to simultaneously reduce costs and enhance the level of patient care, physician practices and hospitals require comprehensive, cost-effective information systems that deliver rapid access to fully updated and complete patient information.

Reimbursement

         The reimbursement environment has continued to evolve with more healthcare providers entering into contracts, often with multiple entities, which define the terms under which care is administered and paid for. The diversity of payer organizations, as well as additional government regulation and changes in reimbursement models have greatly increased the complexity of pricing, billing, reimbursement, and records management. To operate effectively, healthcare provider organizations must efficiently manage patient care and related information and workflow processes.

Healthcare Legislation (HIPAA)

         The Healthcare Insurance Portability and Accountability Act of 1996 (HIPAA), was enacted to improve the efficiencies of healthcare by standardizing the interchange of electronic data, and to protect the security and confidentiality of Protected Health Information
(PHI). New national standards, covering specific types of electronic health information transactions and the data used in such transactions, now require healthcare providers to adopt policies and practices to ensure the integrity of PHI.

         Our management believes that the HIPAA regulations have and will continue to stimulate the purchase of computer-based patient health systems that automate the collection, use and disclosure of patient health information, while maintaining appropriate security and audit controls over the information. We expect that a significant increase in market activity will begin in 2006 and continue for several years.

PRODUCT DESCRIPTION
---------------------------------------

         TotalMed offers a suite of healthcare management software and services to physician practices, small critical access hospitals and
healthcare provider organizations.   Our objective is to provide its
TotalSuite of products, through a variety of sales delivery mechanisms, to the physician practice and critical access hospital (<100 beds) market segments. Our product selection is based upon addressing key pressure points in the overall medical facility market including regulatory compliance, reduction in medical errors and improved financial performance. Modular architecture allows products and services to accommodate client requirements and provide multiple sales opportunities. All products are only available as ASP-based programs supported by our third party national hosting facility. Our products include:

TotalNotes, an ASP based electronic medical record software (EMR). The Company has completed the first development stage of two that involves stabilization and enhancements to the existing product. TotalNotes is not dependant upon stage two to be completed before product sales can begin. TotalNotes is currently only available for sale to physician offices. A version of TotalNotes for Rural Hospitals will be developed subsequently as part of stage two, which will also encompass the re-write of the existing product in the most current .Net programming language to assure complete internet functionality. Completion of the hospital version is expected to occur in the second quarter of 2007.

TotalStaff is a multi-faceted program offering an extensive ASP based facility staffing and credentialing toolset, as well as on-site management services and web-based testing services. TotalStaff will be sold to rural hospitals and will not be marketable until the Company has completed the development of the hospital version of TotalNotes.

TotalHIPAA, a sophisticated program offering web-based management of all aspects of HIPAA compliance including initial assessment, remediation, implementation, and auditing as well as on-site evaluations and penetration studies.

TotalOSHA, a web-based, large facility program designed to manage all aspects of OSHA compliances including initial plan development, implementation, reporting, and ongoing monitoring. TotalOSHA will be sold to rural hospitals and will not be marketable until the Company has completed the development of the hospital version of TotalNotes.

TotalPM, a web-based program, is a comprehensive billing and practice management software solution designed specifically for medical practices.

TotalCal, a web-based software, enables healthcare providers to schedule and manage their practices more productively. TotalCal reduces costs for medical providers and patients by providing a comprehensive approach to scheduling that allows physicians and patients to communicate effectively.

TotalSupport delivers services that include software, hardware, implementation, technical support, training, wide-area network services, and automatic software upgrades. Our helpdesk and technical support will assist multi-site clinics and small hospitals to effectively use the delivered software solutions. TotalSupport is only available to customers that have purchased one of the Company's software programs.

TotalChiro is an Internet-based billing and practice management software solution designed specifically for chiropractors. By encompassing the entire workflow of a practice, TotalChiro helps chiropractors lower costs, increase revenue and spend more direct care time with patients by making patient information available through highly secure means anytime, anywhere.

Private Label Agreements
-------------------------------------

         We have selected our products and services to meet a combination of market demand for regulatory compliance, reduction in medical errors and improved financial performance. We have entered into several Private Label software agreements, none of which require governmental approval. Similarly, the sale of our products and services does not require governmental approval.

         TotalNotes - The Company has entered into a Private Label Agreement with Dr. Notes, an Electronic Medical Record software manufacturer based in Boca Raton, Florida which has been in business since 1987. In December, 2005, key TotalMed personnel completed the final phase of sales and technical training on its custom software, TotalNotes. At that time our management, and the CEO of Dr. Notes identified several areas where TotalMed would assume an expanded function. The first was to assist in developing an expanded version of the software for small hospitals. The second called for us to take possession of all existing Dr. Notes leads and begin developing them into TotalMed sales. As of June 2006, management has discontinued the arrangement with Dr. Notes and the agreement is pending litigation.


         As a result of the discontinuance of our agreement with Dr. Notes, managements subsequently signed a Letter of Intent with Zechariah 4 (hereinafter "Zech 4"), an Indiana LLC, of which Mark and Sonya Jennings are co-owners. TotaMed will acquire legal title of the Electronic Medical Record software developed by them in exchange for one million restricted shares of TotalMed stock and cash payment of $88,000. The Company has already paid $40,000 on July 7, 2006 and the balance is to be paid monthly in installments of $4,000, beginning in September 2006. The restricted shares will be issued at the formal closing of the Final Agreement and that is expected to occur by February 1, 2007. The shares will be restricted under the same terms and conditions as the officers and directors of TotalMed restricted shares. The agreement also formally extends a membership position on TotalMed's Medical Advisory Board to Dr. Mark Jennings, or in his absence, Sonya Jennings. Zech 4 will be granted distributorship rights for all TotalMed products for the state of Indiana and Zech 4 will receive consultation fees of $6,000 per month, for a minimum of twelve months, for assistance with the development and expansion of the purchased version. A copy of the agreement can be found in the exhibit section of this filing.


         TotalHIPAA, TotalOSHA - We have entered into a Private Label Agreement with The Compliancy Group, a Long Island based company that develops rule-set based software programs in the area of HIPAA (Health Insurance Portability and Accountability Act), JACHO (Joint Commission on Accreditation of Healthcare Organizations), and OSHA (Occupational Safety & Health Administration compliance). The Compliancy Group has developed software, incorporating financial rule sets, which is targeted for the financial/investment community and it is understood that they intend to present its product to the Securities and Exchange Commission to track the adherence to regulations of emerging public companies. In November 2005, The Compliancy Group completed two products that address 2006 regulatory compliance issues as they relate to medical facilities.

         The Agreement with The Compliancy Group was effective on April 5, 2005 and remains in effect for a period of one year. Thereafter renewing automatically until or unless a thirty-day written notice is given to terminate. The Agreement provides for a non-exclusive right to distribute their product in the United States. TotalMed is to have End-Users execute an End- User License Agreement when selling the Products or a Service Level Agreement when utilizing the ASP program with The Compliancy Group. Commission payments will be paid by The Compliancy Group thirty (30) days from receipt of payment from customer. A copy of the agreement can be found in the exhibit section of this filing.

         TotalStaff - We have entered into a Private Label Agreement with Nymbus Interactive Solutions, a Tennessee LLC to develop a multi-faceted software package to track both full and part-time employees of medical facilities as far as work flow, scheduling, and emergency availability in the case of staff shortages. This program also tracks all applicable credentialing for medical staff members and flags facility management when a potential credentialing problem could put the facility at risk.

         The Agreement was entered into on July 1, 2006 and appoints the Company as an exclusive Distributor. TotalMed will have the right to enter into agreements with third parties and companies designated as "Sub-Distributors". The Agreement is in effect for thirty-six months and renews automatically for a period of twenty-four months.


         TotalPM, TotalChiro and TotalCal - These three products are sourced through an OEM Remarketing Agreement with MedWisdom. The material terms to this agreement grant TotalMed a nonexclusive, nontransferable right and license to copy and distribute copies of MedWisdom Software, in Object Code only, for use as part of TotalMed Products. Within 30 days of receipt, TotalMed is required to collect from End-Users and pay over to MedWisdom
60% of the ASP Subscription and License fees in respect of the MedWisdom product.

         TotalSupport - This refers to the services provided to the End-Users of TotalMed software products. The Company will source this product through its internal staff of IT Support personnel. Hardware installation is provided to the End-User when necessary. The capacity to which TotalMed provides the hardware is determined on a case-by-case basis. This means that the End-User either provides the necessary hardware themselves or TotalMed will offer to assist in sourcing the best price based upon client needs. The Company does not supply hardware through reseller agreements.


The following table sets forth each product offered, to whom, and its current status.




TOTALSUITE PRODUCT        PRIVATE LABEL    PHYSICIAN PRACTICE        CURRENTLY      SMALL       CURRENTLY
                                                                     MARKETABLE     RURAL       MARKETABLE
                                                                                    HOSPITAL


TotalNotes                     No                Yes                     Yes          Yes         No

TotalPM                        Yes               Yes                     Yes          Yes         No

TotalChiro                     Yes               Yes                     Yes          No          No

TotalCal                       Yes               Yes                     Yes          Yes         No

TotalStaff                     Yes               No                      No           Yes         No

TotalHIPAA                     Yes               Yes                     Yes          Yes         No

TotalOSHA                      Yes               No                      No           Yes         No

TotalSupport                   No                Yes                     Inherent to  Yes         Inherent to
                                                                         product sale             product sale



        Currently, the Company is marketing its sales of TotalNotes, TotalPM, and TotalChiro. Though TotalCal and TotalHIPAA are currently marketable, management has de-emphasized the sale of these products as "stand alone" products and incorporated its marketing for these products into the sales of TotalPM and TotalChiro. TotalOSHA and TotalStaff are only applicable to hospital facilities and will not be marketable until the completion of the hospital version of TotalNotes. Projected completion of the hospital version is estimated to occur in the latter portion of the second quarter of 2007.

        The TotalNotes software product is referred to a third-party software developer for a two-stage process. The first stage stabilizes the software so it will provide all necessary functions of an EMR within a medical practice. As of the beginning of December 2006, TotalNotes (physician's version), along with the private label products TotalPM and TotalChiro are stabilized. In the first quarter of 2007, management expects to report revenue from sales to physician and chiropractic markets in Texas, North Carolina, and Florida. The second stage involves re-writing the TotalNotes software application and involves three processes of development. The first is to re-write the software in the 2007 technical standards for ASP based medical software. This process is expected to be complete in the spring of 2007. The second is to modify or expand TotalNotes in order to produce the rural hospital version that would include an admissions module, nursing module, and discharge module. The third process is to generate a version of TotalNotes specifically targeting the Chiropractic market, which will integrate with the existing TotalChiro practice management and billing software the Company is currently selling.

RESEARCH & DEVELOPMENT
----------------------------------------------


        During the fiscal year ending December 31, 2004, TotalMed spent $0 on research and development activities relating to the Company's products. During the fiscal year ending December 31, 2005, TotalMed spent $20,000 on research and development costs and for the nine months ending September 2006, the Company has spent $85,000. These costs were paid to our third party developer to enhance and stabilize our products, providing seamless integration between product modules.
None of the costs associated with research and development of our software product were borne directly by any customer of TotalMed. All funds expended were those received from investors. Going forward, the Company estimates that its capital requirement for further development of the hospital version of TotalNotes and updates of our products to 2007 technology standards to be $1,750,000.



TRADEMARKS AND TRADENAMES
------------------------------------------------------
        We have trademarks for TotalNotes, TotalHIPAA, TotalOSHA, TotalStaff and TotalSupport. When we believe it is appropriate we will seek patent or trademark protection for other products, marks or services.

SUPPLIERS
-----------------

        The company does not depend upon any single source of supply for any of production component.

SALES STRATEGY
------------------

        Our primary focus is the underserved small physician (<20 physician practices) and critical access hospital (<100 beds) market segments. Key sales and marketing initiatives are based on demonstrating revenue enhancement and stabilization potential, as well as building, maintaining and leveraging TotalMed's focus on TotalSuite's web-based tools to demonstrate the tremendous Return On Investment associated with all products and services.

         We believe that our cost effective, secure, and flexible TotalSuite products, services, and ASP solutions allow us to take advantage of increasing market opportunities in target sectors. All distributor management, recruiting, and administrative support are provided through our office in Cary, NC. Marketing, inside sales support for all products as well as distributor sales personnel are provided through our office in El Paso, Texas. IT services and ASP support is being provided by MedWisdom, in conjunction with our national hosting company. Direct sales support personnel and distributors are deployed across the United States. We support all outside sales efforts through a combination of inside sales and technical sales personnel, all of whom perform demonstrations of applicable TotalSuite products and assist potential clients in determining proper hardware and software configurations.


Distribution and Sales
-------------------------------------

        TotalMed will generate revenue from fees for licenses associated with TotalSuite. Additional revenues will also be generated from applicable hardware sales, and recurring fees charged for annual maintenance and support of all software and system hardware as well as off-site data storage and disaster recovery services.

Revenue Streams:

* Sale of TotalNotes, TotalPM and TotalChiro ASP licenses and third-party hardware
*       Sales of financial services and insurance instruments thru
Strategic Partners
* Access to ASP for a monthly fixed charge, monthly subscription or per-use basis for off-site medical data storage and disaster recovery
* Consulting services including healthcare IT consulting, and development of rural health network and data management systems

TotalMed has three delivery mechanisms for distribution and sale of its product(s).

       Referral Organizations
       ----------------------

        TotalMed is currently providing sales support for Referral Organizations in Florida, Georgia, Alabama, Mississippi, North Carolina, Illinois, Indiana, Michigan, Texas, New Mexico, Arizona, and Colorado who are generating leads for several TotalSuite Products. Management is focusing strong efforts in this area to assure each Referral Organization is fully versed in the implementation and usage of our products. The company expects to have complete national coverage by June 2007.

       Rural Healthcare Networks
       -------------------------

        In the second quarter of 2007, TotalMed will launch its national Rural Healthcare Network marketing program targeting critical access hospitals with fewer than 100 beds and the surrounding loyal physician base averaging 30 - 60 practices. Candidates are identified through direct marketing to hospital CEOs and CFOs in conjunction with a HUD Loan Administration company. TotalMed also intends to create a national medical data repository as part of the Rural Healthcare Network. This addition will provide TotalMed with a distinct selling advantage. Initially, hospitals in the Southwestern U.S will be targeted. The first completed sale is anticipated to be ready for funding by the end of the second quarter of 2007.

       Medical Specialty Group And Strategic Alliance Partner Agreements
       -----------------------------------------------------------------

        TotalMed's strategic alliances represent significant opportunities to cross-sell TotalMed products and services to their combined license holders, members, or subscribers. TotalMed has established alliances with MedWidsom who currently has over 700 clients and Cuba USA who has 5000 members.

        The alliance with MedWisdom is intrinsic to its existing software agreement and the most recent alliance established with Cuba USA in September 2006 is expected to bring significant results in our marketing efforts. A copy of the letter representing the "sole source agreement" Cuba USA has made with TotalMed can be found in the exhibits to this filing. Cuba USA's membership is mainly comprised of solo practitioners and single and multiple specialty groups. Their primary goal in their approval to become a Referral Organization of TotalMed is to make available to their membership a method of electronically storing and sharing patient information. The secondary goal described by Cuba USA is to develop a research capacity that would allow participating members as well as other participating physicians to examine a wide variety of risk factors displayed by all of their collective patients. The first installation to a member is targeted for the first quarter of 2007. These organizations will offer us a front door to their existing clients/members, giving the Company an excellent opportunity to prospect sales and remain interactive within the many specialty organizations in the industry.


Positive Return on Investment for Physician Practices
----------------------------------------------------------------------


        We project that targeted physician practices should experience an approximate increase in practice revenues equaling 20% as a result of implementing key products from the TotalSuite family.

The cumulative increase in practice revenues of approximately 20% is based upon the following:

*       Implementation of TotalNotes EMR.

Financial benefits for the practice through utilization of this program include:

*       Virtual elimination of Transcription costs
*       Virtual elimination of costs associated with pulling paper charts
* Transfer of applicable duties presently performed by physician to other qualified staff members - increase physician time to spend with patients
*       Increased accuracy of E&M coding and billing
*       Virtual elimination of lost or undocumented charges or tasks
*       Increased daily patient throughput due to automation of practice
* Potential reduction in Malpractice and E&O Insurance dye to automation of practice
* Reduced labor associated with processing prescriptions, lab orders, radiology orders, etc. due to practice automation
*       Reduced costs associated with proper Disease and Clinical
        Management of patients

Implementation of TotalPM patient billing program and TotalCal patient scheduling program. Financial benefits include:

*       Increase in accuracy of bills submitted to 3rd party payers
* Better tracking and collection of remaining payments to be made by patients
*       Faster payment of bills submitted due to electronic submission
* Faster reconciliation of rejected bills due to more complete patient data stored electronically
* More effective scheduling of patients due to web-based patient interaction

         Critical access hospitals acquiring our products and services should also experience an increase in revenue, although the percentage will be dependent on what components are implemented, the manner in which they utilize ASP services, and the degree of participation by outlying physicians.

         Key sales and marketing initiatives will focus on working within target markets to demonstrate solution performance and exploring the commercial feasibility of adopting one or more components of TotalSuite's products and services. We will rely on key referral installations for the small physician practice market segment, and existing relationships at the local, state, and national level to begin implementation of our solution within the medical specialty and critical access hospital market segments.

         These types of tangible ROI focused sales and marketing efforts will be underscored by various quality-of-care improvements that co-exist with implementation of TotalSuite products and services including regulatory compliance, reduction in medical errors and improved financial performance.



Critical Access Hospitals (<100 beds)
----------------------------------------------------

         We intend to market our products and services to critical access hospitals, which are defined as short-term hospitals that have facilities, medical staff and all necessary personnel to provide diagnosis, treatment and care of a wide range of acute conditions including injuries. According to the American Hospital Association Statistics, in 2004, the non-federal critical access market consists of approximately 5,000 hospitals within the United States. Differentiation within this market is by locale (rural/urban) and number of beds.

         Approximately 2,800 critical access hospitals are located in urban areas and approximately 2,200 are located in rural areas.
Hospitals with fewer than 100 beds constitute approximately 71% of the total critical access market and account for approximately 20% of the aggregate expenditures on information technology.

         There are two distinct sub-segments within the critical access hospital market. The first is defined as:

         1.       Under 35 beds
         2.       Residing in a town of 15,000 or less

         This category, if they can show a break-even financial status over the last three years, should qualify for federally guaranteed low interest HUD 242 loans of between $2M and $7M for capital improvements and technology upgrades.

         The second is defined simply as those critical access hospitals of under 100 beds. It they can show a break-even financial status over the last three years, they should be eligible for federally guaranteed low interest loans of up to $100M for capital improvements and technology upgrades.

         The key to our critical access hospital program is to work with two key strategic alliance partners; a regional HUD loan administration organization, and a nationally approved HUD lender, to qualify applicable hospitals in both segments for these federally approved loans. We have established relationships with both entities. The administration company is Community Builders International, with offices in El Paso, Texas and San Diego, California. The lender associated with Community Builders is Prudential Financial.

         Through these relationships, we can assist the hospital in securing the capital improvements they require. And at the same time, we can provide TotalSuite ASP services for all applicable products to not only the hospital, but all outlying physicians as well. Not only can we secure all funds for our products and services in advance, we can do so with no appreciable discount. This strategy provides a classic win-win situation for the hospital, surrounding medical practices and clinics, and us.

Medical Specialty Organizations
---------------------------------------------

         TotalMed has identified several medical specialty organizations with which it is forming relationships for the purpose of providing software and services to members within those organizations. Since TotalMed's software products are ASP based, we are able to offer targeted specialty organizations the ability to share medical information, which resides on our HIPAA compliant host computers, between participating members. Due to the nature of our TotalNotes EMR software, we are also able to customize the program to the specific needs of some targeted organizations. Customization includes specific functions such as for Cardiology or Orthopedics, cosmetic changes including specific logos or private labeling, and some language customization for organizations such as Cuba USA which may have a need for certain portions to be written in Spanish.


       We have ongoing relationships with members and individuals within Medical Specialty Organizations at the local, state, and national level. Since licensed physicians and practitioners are nearly always members of trade organizations, our ability to network within these specialty organizations becomes and integral part of our marketing plan. These organizations include:

         1. County Medical Organizations such as the Orange County Medical Association in Orlando, Florida

         2. National Specialty Organizations such as the Association of Black Cardiologists. We are also pursuing additional relationships in the areas of Cardiology, Orthopedics & Physical Therapy, and Oral and Facial Surgery

         3. National ethnic medical associations such as Cuba USA and the Association of Black Cardiologists.

         4. With the addition of our TotalPM and TotalChiro patient billing software, we intend to establish a significant presentce with the national professional organizations such as the Association of Practice Managers

         5. We also, with the addition of our TotalPM and TotalChiro patient billing software, intend to expand our interaction with regional organizations focused on certified medical billing.

         We plan on working with several of these organizations to develop a national central data repository to be used to store, in a HIPAA secure, isolated environment, data associated with the initiatives of several of the above health organizations. There are several clinical reasons why we are providing a vehicle to assist these organizations in collecting this data. These include:

1. Allowing clinical data to be deposited into one central data repository to allow extensive data mining;

2. Linking all association members involved in the treatment of the core diseases they are focused on;

3. Assisting association members in collecting, inputting, and accessing treatment, medication, laboratory, and diagnostic imaging information online, in real time;

4. Allowing total management of patient health information in the central data repository to enhance identification of prevention protocols, maximize effectiveness of drug treatment programs, and promote expanded clinical and reverse clinical trials.


MARKETING
-------------------------

         To create the overall image we were looking for we executed a partnership agreement with Medical Leverage, an organization based in the greater Raleigh, NC area that provides medically-oriented marketing and advertising services to a significant customer base including companies on the Fortune 500 listing. In conjunction with Medical Leverage, we have completed development of all collateral materials which include our corporate brochure, product data sheets, web and DVD presentations, product naming and trade marking, and both online and hard copy customer training materials. Our full service website, as well as our trade show structure including booth and TotalSuite graphics is also complete.


WEBSITE
-----------------

         We believe that our website (www.totalmed.com) is a particularly strong marketing tool that yields cost effective, worldwide exposure. Our website continues to receive leads for both field sales organizations as well as customers through its interactive section where interested parties may request information online. The website features our primary product models along with general information describing the location, product specifications, product pricing and optional upgrade pricing. In October 2006, management began updating its website to include more elaborative descriptions of our product and business. Management feels that the Company's website was initially designed to primarily prospect investors and that a more customer driven approach is more relevant to the Company's current initiatives.

GROWTH STRATEGY
------------------------------------

         We have multiple strategies to quickly establish the company as a major supplier of software products and associated ancillary services in our targeted market segments.

*       Expand Lead Referral Organizations

We have begun recruiting Lead Referral Organizations throughout the U.S. to provide quality leads to the Company for its key products, TotalNotes, TotalPM, and TotalChiro. We expect to have 100 Lead
Referral Organizations under contract by the end of 2007.

*       Launch Small Hospital Networked EMR/Data Management Solution

During the second quarter of 2007, we intend to launch our national EMR/Data Management Solution marketing program targeting critical access hospitals with fewer than 100 beds and the surrounding loyal physician base averaging 30 - 60 practices. The delay in this endeavor was largely due to the timing of product availability with respect to our product customization through our third party developer.

*       Launch Financial Instrument Division

In mid-2007 we intend to present low cost Malpractice Insurance offered through Old Granite Insurance Company to select physician specialty organizations with whom we have existing relationships. We will also be offering limited financial planning services to these same organizations.

*       Generate Multiple Monthly Income Streams Through ASP Hosting

Our major focus is ASP hosted services. This type of service builds monthly income at a rate equal to total license sales of applicable products. Our management envisions three income streams as a result of ongoing license sales.

*       Sales to physician offices.
* Sales to local, regional, and national medical organizations with whom TotalMed forms specific distribution arrangements.
* Sales to rural hospitals and the physicians within close proximity to those hospitals that we will network together.


COMPETITION
--------------------------

         Healthcare provider markets are highly competitive and characterized by rapid changes due to regulation and technological improvements. The healthcare industry is currently being driven by process optimization initiatives especially as it relates to HIPAA compliance, reducing medical errors and improving financial performance.

         TotalMed's existing products and services compete with other companies currently in the market, as well as other companies that may enter the market with emerging technologies. Through TotalSuite, TotalMed has established a unique Value Added Sales Strategy to compete with other established companies with potentially competitive products. This is done through the use of manufacturer operating history, facilities, personnel, and stabilized financial resources. "Stabilized financial resources" refers to the resources of the physician end-user of TotalSuite. This stabilization is accomplished by the following:

* Implementation of TotalNotes EMR that provides tools to ensure the constant accuracy and completeness of the physician end-user's patient exam, diagnosis and treatment plan. Increased consistency in these areas leads to improved patient billing documentation and accuracy that helps with financial resource stabilization.

* Implementation of TotalPM billing software. The tools provided by TotalPM allow for increased accuracy of patient billing electronic submissions to payers, resulting in more consistent and timely payments.

* Implementation of TotalCal web-based scheduling software. The benefits provided by TotalCal allow patients to schedule their own appointments with the physician end-user's scheduling software as well as allowing referring physicians to directly schedule their own patient referrals with the physician end-user's scheduling software. This direct interaction will result in an increase in appointments kept, thereby stabilizing the financial resources of the practice.

         The competitive edge offered by TotalSuite is due to the integration of the products mentioned above into a single software package installed into the physician end-user's practice, allowing all three components to contribute to overall stabilization of the financial resources of the practice. This is in comparison to the practice having to acquire disassociated software that is not integrated to attempt to achieve the same desired effect.

         This combination of factors, in conjunction with TotalMed's ability to rapidly expand its distribution base, and focus on Medical
Specialty Organizations, allows it to provide multi-faceted software, hardware and service solutions through the ASP model.


LEGAL PROCEEDINGS

         On June 27, 2006, Larry Gillen, PA of Winston-Salem, North Carolina was retained to represent the Company in a matter involving a contractual arrangement via a Private Reseller's Agreement with Dr. Notes, demanding the return of the Company's investment of $250,000. This matter is not expected to have a material impact on operating results in the future and is pending litigation.

EMPLOYEES

         As of the date of this prospectus we have 9 full-time employees, including 3 in customer support, 3 in sales/marketing technical support, 1 in administration and 2 in management. We presently have no labor union contract with any union and we do not anticipate unionization of our personnel in the foreseeable future. We believe our relationship with our employees is good.

DESCRIPTION OF PROPERTY

         Our principal office is located at 1200 S.E. Maynard Road, Suite 203, Cary, NC 27511. We lease this facility from an unrelated party. Within this office, there are 1 management, 1 administrative, and 1 customer support personnel.

         Our sales and support office is located at 6044 Gateway E., Suite 304, El Paso, TX 79905. This facility is leased from an unrelated party and 1 management, 1 sales and 1 customer and sales training personnel are at this location. The Company employs three other personnel in field sales and technical support who report to the El
Paso office.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND/FINANCIAL DISCLOSURE

         We have had no disagreements with our accountants on accounting and financial disclosures.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

         Our directors, executive officers and key employees are as follows:


                                                                                         Director
Name                       Age        Position                                           Since
----                       ---        --------                                           -----
Brian D. Knight            59         Chief Executive Officer, President and             2004
                                       Chairman of the Board of Directors

James A. Sterling          59         Chief Operating Officer, Chief Financial           2004
                                       Officer and Director

Laurence Watkins, M.D.     59         Director                                           2004


The Company's board has not established any committees such as executive, audit, nominating, compensation or governance committees.



         Brian D. Knight. Mr. Knight has over 30 years of infield recruiting, sales, and marketing experience in both the insurance and medical arenas. Brian D. Knight co-founded Crown Delaware in July 2001. He served as President from July 2001 to April 2003 and Executive Vice President from April 2003 to September, 2004. At the time of merger, Mr. Knight served as a director of the (new Crown) Crown of Nevada from September 1, 2004 until November 1, 2004. Crown of Nevada closed the offices in North Carolina and downsized all employees including Mr. Knight. Mr. Knight co-founded TotalMed Systems, Inc. on November 16, 2004 and has served as Principal Executive Officer and Director since that time.

         He began his career with Prudential of America, quickly moving into Management. He has been a successful Branch Manager with Canada Life, a recruiting Vice President with the Heritage Group of Companies, as well as a Vice President and co-founder of the Investment Center (one of the largest insurance brokerage groups in Ontario). Mr. Knight has recruited and managed large sales forces, always reaching sales projections with a high success rate in agent retention and productivity. Brian has a Bachelor of Administration degree from Wilfred Laurier University. He has attended many insurance and medical billing seminars and training courses, as well as received numerous branch and personal sales awards.

         Crown Medical Systems, Inc.( A Delaware Corporation) became a wholly owned subsidiary of Crown Medical Systems, Inc. (a publicly traded Nevada corporation) on September 1, 2004. There is no affiliation with Crown Medical Systems, Inc. with any TotalMed
Systems, Inc. founders, employees, clients, or products.


          James A. Sterling. Mr. Sterling has over 30 years experience in sales, marketing and customer service within the physician office, clinic and hospital marketplace. From 2000 until co-founding the Company in 2004 he was the Vice-President of Crown Medical Systems. He spent the first 15 years in technical service, occupying various management positions for Coulter Electronics, a leading manufacturer of computerized blood analysis equipment. In 1983, he became National Service Manager for a start-up company manufacturing ambulatory EKG monitoring equipment and was later promoted to National Sales Manager. In 1986 he, as Vice President of Sales and Marketing, was a key member of the start-up team of Advanced Medical Products, also a manufacturer of ambulatory EKG monitoring equipment.

          In 1989, he started his own consulting company providing sales, marketing,and technical strategic planning services utilizing a variety of medical equipment and software manufacturers. In 1998, he expanded into computer services and training and accepted an Executive Vice President position with Turnkey Services and Systems, Inc., an El Paso firm specializing in data acquisition software and hardware products in several market segments including hospital automation and security. After leaving Turney Services and Systems, Inc. in October 2001, he served as Technical Director of Crown Medical Systems, Inc. (a Delaware corporation) until he was appointed Executive Vice President in February, 2003. He served that position until the merger with Crown of Nevada on September 1, 2004. He served as Director of Crown of Nevada from September 1, 2004 until the El Paso offices were closed and employees downsized on November 1, 2004. Mr. Sterling co-founded TotalMed Systems, Inc. on November 16, 2004 and has served as Chief Financial Officer and Director since that time. He has received a BA degree in Business Administration as well as an MBA from Edenvale University. In addition, he has taught A+ computer operating system and hardware classes at El Paso Community
College.

         Crown Medical Systems, Inc.( A Delaware Corporation) became a wholly owned subsidiary of Crown Medical Systems, Inc. (a publicly traded Nevada corporation) on September 1, 2004. There is no affiliation with Crown Medical Systems, Inc. with any TotalMed
Systems, Inc. founders, employees, clients, or products.


         Laurence Watkins, M.D. Dr. Watkins, a Cardiologist, was with Martin Memorial Health Systems from April 1996 to September 2000 and with Healthy Heart Center in Port St. Lucie, Florida, since October 2000, where he is Director of Medical Office Cardiology.

         He is a medical graduate of McMaster University, and completed postgraduate training in internal medicine at McGill University, McMaster University and the University of North Carolina at Chapel Hill. He was a Robert Wood Johnson Clinical Scholar at the University of North Carolina, completing a Master's Degree in Public Health with research in epidemiology. He completed a cardiology fellowship at the University of North Carolina. Later, he was an Assistant Professor of Medicine at the Medical College of Georgia in Augusta before entering private practice in 1985. He has been a consultant to the National Heart, Lung and Blood Institute. He served as a Member of the Coordinating Committee of the National Cholesterol Education Program for ten years. He has published numerous articles and book chapters in the areas of hypertension, dyslipidemia and cardiovascular disease in African-Americans and has lectured widely on these subjects. He is a fellow of The American College of Cardiology, The American College of Physicians and The Royal College of Physicians of Canada.

Directors' Remuneration

         Our directors are presently not compensated for serving on the board of directors. It is anticipated they will begin receiving compensation in the third quarter of 2007 and that such compensation will be consistent with public companies in the sector and of like size and profit.

Executive Compensation

Employment Agreements

         We have not entered into any employment agreement.

Summary Compensation Table

            The following table sets forth the total compensation paid or accrued for the years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer, Brian D. Knight. There is no other individual currently serving as an executive officer or that served as an executive officer at the end of our last fiscal year who had annual compensation equal to or which exceeded $100,000.


Annual Compensation

------------------ -------- ---------- -------- ------------- ------------------ ------------ --------- --------------

                                                     Other        Restricted      Securities                 All
                                                    Annual          Stock         Underlying    LTIP        Other
     Name            Year     Salary     Bonus   Compensation       Awards         Options     Payouts   Compensation
------------------ -------- ---------- -------- ------------- ------------------ ------------ --------- --------------
Brian D, Knight      2005     120,000
                     2004           0                             5,000,000
------------------ -------- ---------- -------- ------------- ------------------ ------------ --------- --------------


Discusssion and Analysis of Executive Compensation and Highly Compensated Employees
-------------------------------------------------------------------------



Stock Option Grants in the past fiscal year

         We have not issued any grants of stock options in the past fiscal year.

We have two officers that are executives with the Company, Brian Knight and James Sterling, they each earn $110,000 a year and are given a $1,000 a month car allowance. At this time there are no formal compensation agreements. The compensation is not contingent on performance or other conditions as there is no formal agreement. There are no agreements at this time or intentions for stock options, grants or retirement/pension plans therefore there is no accounting needed for these areas.

We do not have any other employees that would be considered highly compensated for at this time and there are no options, grants retirement/pension plans considered at this time.

The Company has retained numerous consultants to assist in various capacities. The table below details these consultants along with the compensation they have received





Consultant Name          Monthly Pay          Role                  Stock Issued          Notes
------------------------------------------------------------------------------------------------------
Jack Hudson                2,000              Corporate              0                 Issues stock
                                                                                       certificates,
                                                                                       corporate
                                                                                       board minutes
MedTech Capital
Services                  10,000              Investment banker/    1,350,000          Has funded
                                              advisor to board      to Vladimir        TotalMed
                                                                    Kravchenko,        through sale
                                                                    owner of           of private placement
                                                                    MedTech            stock
                                                                    Capital

Gabriel Martinez           4,000              Technical Support      0

Total Consulting, LLC      5,000              Sales Rep for Florida  0




Consultants Not on Monthly Pay
------------------------------



Dave Oury                  Invoices           Marketing Company      600,000           Medical Leverage
                           paid to                                                     Co-Owner
                           Medical Leverage
                           is for services
                           above the hours
                           paid for with
                           stock.


Sam Sgambati               Invoices           Marketing Company      600,000           Medical Leverage
                           paid to                                                     Co-Owner
                           Medical Leverage
                           is for services
                           above the hours
                           paid for with
                           stock.


Jeffrey Phelan             None               Financial              950,000           Find investors
                                                                                       for public
                                                                                       market

Hal Lenoble                None               Financial            1,000,000              "





                                        38


Sam Ruggeri                None               Financial            1,000,000              "

Heritage Capital
Mortgage                   None               Financial            1,000,000              "

Carol Meunier              None               Public Relations       925,000           Press releases, etc.

Dwayne Potter              None               Public Relations       950,000              "

Robert Harrington          None               Public Relations       900,000              "

James Fitzsimons           None               Board of Directors     100,000              "


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:



-------------------------------------------------- -------------- ------------- -----------
                                                      Number of     Percent      Percent
Name and Address of                                    Shares        Before       After
Beneficial Owner                                       Owned        Offering     Offering
-------------------------------------------------- -------------- ------------- -----------
Brian D. Knight                                        5,500,000        19.95%       18.13%
c/o TotalMed Systems, Inc.
1200 S.E. Maynard Road
Suite 203
Cary, NC 27511
-------------------------------------------------- -------------- ------------- -----------
James Sterling                                         5,500,000        19.95%       18.13%
c/o TotalMed Systems, Inc.
1200 S.E. Maynard Road
Suite 203
Cary, NC 27511
-------------------------------------------------- -------------- ------------- -----------
Laurence Watkins                                               0            0%           0%
c/o TotalMed Systems, Inc.
1200 S.E. Maynard Road
Suite 203
Cary, NC 27511
-------------------------------------------------- -------------- ------------- -----------

-------------------------------------------------- -------------- ------------- -----------
All Directors and Officers as a Group (3 Persons)     11,000,000        39.90%       36.26%
-------------------------------------------------- -------------- ------------- -----------

                            SELLING SECURITY HOLDERS



The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of the date of this prospectus. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.



                                         Ownership of Shares of
                                         Common Stock                                                   Ownership of
Shares of
                                         Prior to                                                       Common Stock
                                         Offering                      Number of Shares  After Offering
Selling Shareholder                      Shares (1)    Percentage(1)   Offered Hereby    Percentage(1)  Notes
-------------------                      ----------    -------------   --------------    -------------  -----
Brian D. Knight                           5,500,000    19.95%                 500,000    18.13%         2
James Sterling                            5,500,000    19.95%                 500,000    18.13%         3
Henry Gasiorowski                           250,000    *                      250,000      0            4
Jeffrey Phelan                              950,000    3.45%                  950,000      0            5
Hal Lenoble                               1,000,000    3.63%                1,000,000      0            5
Sam Ruggeri                               1,000,000    3.63%                1,000,000      0            5
Heritage Capital Mortgage                 1,000,000    3.63%                1,000,000      0            6
John Aloisia                                500,000    1.81%                  500,000      0            4
Richard Vita                                250,000    *                      250,000      0            4
Frank Giorgio                               500,000    1.81%                  500,000      0            4
Keith L. Bub                                500,000    1.81%                  500,000      0            4
Anjani K. Sinha                             125,000    *                      125,000      0            4
Francis Devlin                              125,000    *                      125,000      0            4
Rinaldo Pace                                375,000    1.36%                  375,000      0            4
Robert Maimoni                              125,000    *                      125,000      0            4
Howard and Sharon Lynch                     125,000    *                      125,000      0            4
L. & T. Lynch                               250,000    *                      250,000      0            4
Thomas and Linda Muratore                   250,000    *                      250,000      0            4
Dave Qury                                   600,000    2.18%                  600,000      0            5
Sam Sgambati                                600,000    2.18%                  600,000      0            5
Daniel and Carol Gallagher                  250,000    *                      250,000      0            4
Joseph Mighdoll                             250,000    *                      250,000      0            4
Steven F. and Donna L. Pacilio              125,000    *                      125,000      0            4
Fred M Ainsley                              125,000    *                      125,000      0            4
Pierre Khaschassoff                         125,000    *                      125,000      0            4
Fred H. Morris                              125,000    *                      125,000      0            4
Pia Hoffman                                 125,000    *                      125,000      0            4
Richard Mighdoll                            125,000    *                      125,000      0            4
Victoria Sweet                              325,000    1.18%                  325,000      0            4
Don Giorgio                                 250,000    *                      250,000      0            8
Frank Giorgio                               175,000    *                      175,000      0            4
Steven C. Fallis                            125,000    *                      125,000      0            4
Denise Veracka                              100,000    *                      100,000      0            7
Michael Ossam                               100,000    *                      100,000      0            7
Vincent Aldorasi                            100,000    *                      100,000      0            7
Larissa Kravchenko                          100,000    *                      100,000      0            7
Hasan Karachopan                            250,000    *                      250,000      0            7
Anthony Marino                              200,000    *                      200,000      0            7
Christopher Ferraro                          50,000    *                       50,000      0            7
Michael Ferraro                              50,000    *                       50,000      0            7
Peter Ferraro                                50,000    *                       50,000      0            7
Peter Ferraro                                50,000    *                       50,000      0            7
Carol Meunier                               925,000    3.35%                  925,000      0            9
Duane Potter                                950,000    3.45%                  950,000      0            9
Robert Harrington                           900,000    3.26%                  900,000      0            9

James Fitzsimons                            100,000    *                      100,000      0
Daniel Capra, Jr.                            50,000    *                       50,000      0           10
Daniel Gallagher                             50,000    *                       50,000      0            7
Ralph Taylor                                 50,000    *                       50,000      0            7
Vladimir Kravchenko                       1,350,000    4.90%                1,350,000      0            7
Keith L. Bub                                100,000    *                      100,000      0           11
Daniel Devlin                               100,000    *                      100,000      0            7
John S. Gasiorowski                         100,000    *                      100,000      0            7
James Dodrill                               100,000    *                      100,000      0           12
Joseph Mighdoll                             100,000    *                      100,000      0           12
Robert Mighdoll                             100,000    *                      100,000      0           12
Nancy D. White                              100,000    *                      100,000      0           12


* = less than one percent

1) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.


2) Mr. Knight is our Chief Executive Officer, President and Chairman of our Board of Directors. Shares were issued as payment for services with an aggregate value of $500,500.

3) Mr. Sterling is our Chief Financial Officer, Chief Operating Officer and a Director. Shares were issued as payment for services with an aggregate value of $500,500.


4)   Acquired shares for a purchase price of $0.20 per share.

5)   Issued as compensation for marketing services valued at $0.20 per share.


6) Issued as compensation for marketing services valued at $0.20 per share. Ronald Vita has investment control over the shares held by Heritage Capital Mortgage.

7)   Acquired shares for a purchase price of $0.50 per share.


8) Acquired 200,000 shares at $0.50 per share and remaining shares at $0.20 per share.

9) Issued as compensation for public relations services valued at $0.20 per share.


10) Issued as compensation for financial advisory consulting services valued at $0.20 per share.

11) Issued as compensation for financial advisory consulting services valued at $0.20 per share.


12)  Acquired shares for a purchase price of $1.00 per share.

13)  Issued as compensation for legal services valued at $.50 per share.

                          DESCRIPTION OF SECURITIES

General


         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share. As of the date of this prospectus, 27,875,000 shares of common stock are issued and outstanding. In our articles of incorporation, we have chosen to not be governed by certain provisions of the Florida Business Corporation Act. These provisions are the Section 607.0901 (affiliated transactions) and 607.0902 (control share acquisitions). These provisions were designed to deter hostile takeovers of corporations. In general, these provisions would limit the voting rights of investors who attempt to purchase a controlling interest in the Company. Because we have chosen to not be governed by these provisions it will be easier for an individual to purchase a controlling interest in our company than if we had chosen to be governed by such provisions.


Common Stock


         We are authorized to issue 100,000,000 shares of our common stock, $0.0001 par value, of which 27,875,000 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.


         The holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock

         The board of directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock, par value $.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.

Market for Common Equity and Related Stockholder Matters

         There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board which is maintained by NASDAQ, our common stock is not currently listed or quoted on any quotation service. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such quotation. Issuers are not charged a fee for this service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.


         As of September 30, 2006, there were 56 shareholders of record of our common stock and a total of 27,875,000shares outstanding. 17,875,000 of these shares are being registered in this offering, which represents all shares that are not held by officers or directors of the Company and 1,000,000 shares that are held by our officers and directors.


         Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule
144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. There are 10,000,000 shares of our common stock that are not being offered by this registration statement that could in the future be sold pursuant to rule 144.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On November 15, 2004 the Company issued 5,000,000 shares of common stock to each of the Company's two founders, Brian Knight and James Sterling as compensation for the formation of the corporation and services rendered for a value of $1,000 or $0.0001 per share.


         On June 30, 2006 the Company issued 500,000 shares of common stock to each of the Company's two founders, Brian Knight and James Sterling as compensation not taken in the beginning of the formation of the corporation for a value of $1,000,000 or $1.00 per share. These shares are being registered for resale by Messrs Knight and Sterling in this offering.

                      DISCLOSURE OF COMMISSION POSITION
              OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.
                                      47

                             PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $1.50 per share until our shares are quoted on the Over The Counter Bulletin Board maintained by NASDAQ and thereafter at prevailing market prices or in privately negotiated transactions. Because NASDAQ has no business relationship with the issuers quoted on the OTC Bulletin Board we are not able to apply directly for quotation. Only Market Makers may apply to quote securities on this market. Our Board of Directors has pre-existing relationships with various Market Makers who have indicated a desire to apply for such quotation. Issuers are not charged a fee for this service. The selling stockholders may use any one or more of the following methods when selling shares:

* ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

* block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

*        privately negotiated transactions;

*        a combination of any such methods of sale; and

*        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

         We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                                LEGAL MATTERS

         The Law Office of James G. Dodrill II, P.A. of Boca Raton, Florida will provide an opinion for us regarding the validity of the common stock offered in this prospectus. Mr. James Dodrill is the holder of 100,000 shares of our common stock, which he received as partial payment for legal services previously rendered which are unrelated to the preparation of this prospectus. Mr. Dodrill is a selling shareholder in the offering registered by this registration statement.


                                   EXPERTS

         The financial statements of TotalMed Systems, Inc. included in this prospectus have been so included in reliance on the reports of Gately & Associates, LLC an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                     WHERE YOU CAN FIND MORE INFORMATION



         We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to TotalMed Systems, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D. C. 20549, at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by referenec herein. Such request should be directed to us at TotalMed Systems, Inc., 1200 S.E. Maynard Road, Suite 203, Cary, NC 27511, Attention: Brian D. Knight, CEO. Our Internet website address is ww.totalmed.com.



         Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                            TOTALMED SYSTEMS, INC.
                        (a development stage company)

                             FINANCIAL STATEMENTS

                           As Of December 31, 2005
                            And December 31, 2004


INDEPENDENT REGISTERED AUDITORS REPORT                                    F-1

BALANCE SHEET                                                             F-2

STATEMENT OF OPERATIONS                                                   F-3

STATEMENT OF STOCKHOLDERS' EQUITY                                         F-4

STATEMENT OF CASH FLOWS                                                   F-8

FINANCIAL STATEMENT FOOTNOTES                                             F-9

REPORT OF INDEPENDENT REGISTERED ACCOUNTANT


To the Board of Directors and Stockholders
Totalmed Systems, Inc.
(a development stage company)



We have audited the accompanying balance sheet of Totalmed Systems, Inc. (a development stage company), as of December 31, 2005 and 2004, and the related statements of operations, stockholders equity and cash flows for the twelve months then ended December 31, 2005, the 47 days ended December 31, 2004 and from inception, November 15, 2004, through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Totalmed Systems, Inc. (a development stage company), as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the twelve months ended December 31, 2005, the 47 days ended December 31, 2004 and from inception (November 15, 2004) through December 31, 2005 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



	/s/Gately & Associates, LLC
	Gately & Associates, LLC
	Certified Public Accountants
	Altamonte Springs, Florida
	June 15, 2006


                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                                  BALANCE SHEET
                  As of December 31, 2005 and December 31, 2004


                                     ASSETS

CURRENT ASSETS                                                   12/31/2005      12/31/2004
--------------                                                  ------------    ------------
        Cash                                                    $    208,533    $         40
        Investment securities                                        101,615              --
                                                                ------------    ------------

                         Total Current Assets                        309,830              40
                                                                ------------    ------------
FIXED ASSETS
------------
        Computer program license                                     250,000              --
        Equipment                                                     13,574              --
        Accum Deprec - Equip                                          (1,110)             --
        Furniture & Fixtures                                           3,444              --
        Accum Deprec - Furn & Fixt                                      (292)             --
                                                                ------------    ------------

                         Total Fixed Assets                          265,616

                         TOTAL ASSETS                           $    575,764    $         40
                                                                ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
-------------------
        Accounts payable                                        $         --    $         --
        Accrued expenses                                               2,500           5,000
        Deposits received                                            225,000              --
        Notes payable                                                 80,410              --
        Loans from stockholders                                           --             100
                                                                ------------    ------------

                         Total Current Liabilities                   307,910           5,100
                                                                ------------    ------------
LONG-TERM LIABILITIES
---------------------
        None                                                              --              --
                                                                ------------    ------------

                         TOTAL LIABILITIES                           307,910           5,100
                                                                ------------    ------------

STOCKHOLDERS' EQUITY
--------------------
        Common Stock, $.0001 par value
            Authorized: 100,000,000
            Issued: 25,225,000 and 10,000,000, respectively            2,523           1,000
        Additional paid in capital                                 3,223,478              --
        Accumulated deficit during development stage              (2,958,146)         (6,060)
                                                                ------------    ------------
                         Total Stockholders' Equity                  267,854          (5,060)
                                                                ------------    ------------

                         TOTAL LIABILITIES AND EQUITY           $    575,764    $         40
                                                                ============    ============

   The accompanying notes are an integral part of these financial statements.

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                             STATEMENT OF OPERATIONS
                For the twelve months ending December 31, 2005 ,
          From inception (November 15, 2004) through December 31, 2004
          From inception (November 15, 2004) through December 31, 2005


                                                    TWELVE         46 DAYS          FROM
                                                    MONTHS          ENDING        INCEPTION
                                                  12/31/2005      12/31/2004      12/31/2005
                                                 ------------    ------------     ----------

REVENUE                                          $         --    $         --     $       --
-------

COST OF SERVICES                                           --              --             --
----------------                                 ------------    ------------    -----------

GROSS PROFIT OR (LOSS)                                     --              --             --
----------------------

GENERAL AND ADMINISTRATIVE EXPENSES                 2,947,886           6,060      2,953,946
-----------------------------------              ------------    ------------

OPERATING INCOME                                   (2,947,886)         (6,060)    (2,953,946)
----------------                                 ------------    ------------     -----------

INTEREST EXPENSE                                       (5,410)             --         (5,410)
----------------

DIVIDEND INCOME                                         1,210              --          1,210
---------------

NET LOSS                                         $ (2,952,086)   $     (6,060)   $(2,958,146)
--------                                         ============    ============    ===========


Earnings (loss) per share, basic                 $      (0.17)   $      (0.00)
--------------------------------

Weighted average number of common shares           17,270,834       1,250,000
----------------------------------------

   The accompanying notes are an integral part of these financial statements.




                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             As of December 31, 2005

                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN        ACCUM          TOTAL
                                               STOCK          VALUE         CAPITAL       DEFICIT        EQUITY
                                            -----------    -----------    -----------   -----------    -----------
Common stock issued as officers'             10,000,000    $     1,000    $        --   $        --    $     1,000
    compensation on company formation
    November 15, 2004 at $0.0001 per share

Net income (loss)                                                                            (6,060)        (6,060)
                                            -----------    -----------    -----------   -----------    -----------

Balance, December 31, 2004                   10,000,000    $     1,000    $        --   $    (6,060)   $    (5,060)
                                            -----------    -----------    -----------   -----------    -----------

Common stock issued for cash                    250,000             25         49,975                       50,000
    January 18, 2005 at $0.20
    per share on private placement

Common stock issued for consulting              950,000             95        189,905                      190,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting            1,000,000            100        199,900                      200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting            1,000,000            100        199,900                      200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting            1,000,000            100        199,900                      200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting              925,000             93        184,908                      185,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting              950,000             95        189,905                      190,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting              900,000             90        179,910                      180,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting            1,350,000            135        269,865                      270,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued as compensation             100,000             10         19,990                       20,000
    May 9, 2005 at $0.20
    per share on private placement

   The accompanying notes are an integral part of these financial statements.


                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             As of December 31, 2005
                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN        ACCUM          TOTAL
                                               STOCK          VALUE         CAPITAL       DEFICIT        EQUITY
                                            -----------    -----------    -----------   -----------    -----------
Common stock issued for cash                    250,000             25         49,975                       50,000
    June 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    500,000             50         99,950                      100,000
    June 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    500,000             50         99,950                      100,000
    June 2, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    500,000             50         99,950                      100,000
    June 9, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000             13         24,988                       25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000             13         24,988                       25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000             13         24,988                       25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    375,000             38         74,963                       75,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000             13         24,988                       25,000
    July 14, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    250,000             25         49,975                       50,000
    July 20, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    250,000             25         49,975                       50,000
    July 20, 2005 at $0.20
    per share on private placement


   The accompanying notes are an integral part of these financial statements.


                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             As of December 31, 2005
                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN        ACCUM          TOTAL
                                               STOCK          VALUE         CAPITAL       DEFICIT        EQUITY
                                            -----------    -----------    -----------   -----------    -----------
Common stock issued for cash                    250,000             25         49,975                       50,000
    August 23, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    250,000             25         49,975                       50,000
    August 24, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000             13         24,988                       25,000
    August 24, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    250,000             25         49,975                       50,000
    September 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000             13         24,988                       25,000
    September 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000             13         24,988                       25,000
    September 15, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000             13         24,988                       25,000
    September 15, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000             13         24,988                       25,000
    September 30, 2005 at $0.20
    per share on private placement

Common stock issued for services                600,000             60        119,960                      120,000
    October 15, 2005 at $0.20
    per share

Common stock issued for services                600,000             60        119,960                      120,000
    October 15, 2005 at $0.20
    per share

Common stock issued for cash                    250,000             25         49,975                       50,000
    October 21, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    125,000             13         24,975                       25,000
    October 21, 2005 at $0.20
    per share on private placement

   The accompanying notes are an integral part of these financial statements.


                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             As of December 31, 2005
                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN        ACCUM          TOTAL
                                               STOCK          VALUE         CAPITAL       DEFICIT        EQUITY
                                            -----------    -----------    -----------   -----------    -----------
Common stock issued for cash                    125,000             13         24,988                       25,000
    November 10, 2005 at $0.20
    per share on private placement

Common stock issued for cash                    100,000             10         49,990                       50,000
    November 28, 2005 at $0.50
    per share on private placement

Common stock issued for cash                    100,000             10         49,990                       50,000
    November 29, 2005 at $0.50
    per share on private placement

Common stock issued for cash                    100,000             20         99,980                       50,000
    December 4, 2005 at $0.50
    per share on private placement

Common stock issued for cash                    100,000             10         49,990                       50,000
    December 16, 2005 at $0.50
    per share on private placement

Common stock issued for cash                    200,000             20         99,980                      100,000
    December 28, 2005 at $0.50
    per share on private placement

Net income (loss)                                                                        (2,952,086)    (2,952,086)
                                            -----------    -----------    -----------   -----------    -----------

Balance, December 31, 2005                   25,225,000    $     2,523    $ 3,209,625   $(2,958,146)   $   267,854
                                            ===========    ===========    ===========   ===========    ===========

   The accompanying notes are an integral part of these financial statements.


                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                            STATEMENTS OF CASH FLOWS
                For the twelve months ending December 31, 2005 ,
          From inception (November 15, 2004) through December 31, 2004
          From inception (November 15, 2004) through December 31, 2005


                                                                        TWELVE           46 DAYS          FROM
                                                                        MONTHS           ENDING         INCEPTION
CASH FLOWS FROM OPERATING ACTIVITIES                                  12/31/2005       12/31/2004       12/31/2005
------------------------------------                                 ------------    ------------       ----------
        Net income (loss)                                            $ (2,952,086)   $     (6,060)     $ (2,958,146)
                                                                     ------------    ------------      ------------

        Adjustments to reconcile net income to net cash provided by (used in) operating activities:

        Stock issued as compensation                                    1,875,000           1,000         1,876,000
        Depreciation                                                        1,402              --             1,402
        (Increase) Decrease in accounts receivable                             --              --                --
        Increase (Decrease) in accounts payable                                --              --                --
        Increase (Decrease) in accrued expenses                            (2,500)          5,000             2,500
        Increase (Decrease) in deposits                                   225,000              --           225,000
                                                                     ------------    ------------      ------------

                         Total adjustments to net income                2,098,902           6,000         2,113,902
                                                                     ------------    ------------      ------------

        Net cash provided by (used in) operating activities              (853,184)            (60)         (853,244)
                                                                     ------------    ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------

        Equipment                                                         (13,574)             --           (13,574)
        Furniture & Fixtures                                               (3,444)             --            (3,444)
        Software license                                                 (250,000)             --          (250,000)
        Investment Securities                                            (101,615)             --          (101,615)
                                                                     ------------    ------------      ------------

        Net cash flows provided by (used in) investing activities        (368,633)             --          (368,633)
                                                                     ------------    ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

        Proceeds from stock issuance                                    1,350,000              --         1,350,000
        Notes Payable                                                      80,410              --            80,410
        Loan from stockholder                                                (100)            100                --
                                                                     ------------    ------------      ------------

        Net cash provided by (used in) financing activities             1,430,310             100         1,430,410
                                                                     ------------    ------------      ------------

CASH RECONCILIATION
-------------------

        Net increase (decrease) in cash                                   208,493              40           208,533
        Cash - beginning balance                                               40              --                --
                                                                     ------------    ------------      ------------

CASH BALANCE END OF PERIOD                                           $    208,533    $         40      $    208,533
                                                                     ============    ============      ============


   The accompanying notes are an integral part of these financial statements.

NOTE  1  -  OPERATIONS  AND  BASIS  OF  PRESENTATION
            ----------------------------------------

Totalmed Systems, Inc. (the Company), a development stage company, was incorporated on November 15, 2004 in the State of Florida. The Company intends to provide healthcare management software, security hardware and services to physician practices, small critical access hospitals and healthcare provider organizations.

The Company uses U.S. Generally Accepted Accounting Principles and has chosen a December 31st year end.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            ----------------------------------------------

Revenue and Cost Recognition
----------------------------

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

The Company plans to lease software that it has purchased or purchased the rights to distribute under a fixed contract price. Revenue will be recognized over the contract period at the fixed price for customers.
Some revenues and costs for maintenance of the software will be recognized as incurred when they are considered costs outside of the fixed contract price. The Company does not internally develop software but uses third
parties for development and purchase of software.    The Company will rely
upon these third party providers to update software under the contacts engaged. Since the software has alternative future uses and has reached technological feasibility the Company capitalizes the cost of this software in accordance with Statement of Financial Accounting Standard 86, Accounting For The Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. The costs of this software will be amortized over the lesser of its useful life as estimated by management or the contract period once revenues are generated. For software that the Company pays for further software development, these expenses will be expensed when incurred as research and development expense. Once the software reaches technological feasibility costs will be capitalized up to the time the software is made avaialable for sale or distribution.

Quarterly the Company will asses the future cash inflows from the purchase of the distribution rights and purchase of software and will reduce the cost value of these rights or the purchase of software when future cash inflows are projected as being below the cost of these rights and software development as the Company then considers these to be impaired and the capitalized cost of these is reduced. At that time the Company will reduce the capitalized cost by taking an impairment loss as an expense through the income statement.

In addition, the Company intends to provide service to its clients to maintain computer system software and provide web hosting whereby the cost of this will be ongoing and the cost of these services recorded as an ongoing cost of personnel.

Tangible property used by the Company will be depreciated as an expense over the useful lives of that property.

Use  of  Estimates
------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses
--------------------------------------------------------------------

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.


Property and Equipment
---------------------------------

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $500.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in the income statement for the period.

The Company considers an asset or group of assets to be impaired when the carrying amount of the asset or group of assets exceeds fair value. At the time that the Company reviews an asset or group of assets for impairment and determines the carrying value of the asset or group of assets exceeds fair market value the Company reduces the carrying value by recording an impairment loss at that time.

Useful lives of tangible assets are as follows:

	Furniture and fixtures		7 Years
	Computer equipment		5 Years

Useful lives of intangible property will be amortized over the lesser of the contract life or management's estimate of useful life. The net basis of cost less amortization will be lowered as an impairment loss in value when future cash inflows are less than the net cost basis. The Company will then estimate the life of the asset and amortize the net value of the asset over that period.

The Company has purchased with cash software rights and distribution rights in the amount of $280,000 of which $250,000 was considered to be impaired based on future cash inflows leaving a balance of $30,000 of software rights and distribution rights in the subsequent period.

Income  Taxes
-------------

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Stock  Based  Compensation
--------------------------

The Company used SFAS No.123, "Accounting For Stock Based Compensation," for the years ending December 31, 2005 and 2004. As required by a revision of this standard, the Company has adopted on January 1, 2006 SFAS No. 123 (R) to account for stock based compensation whereby through this adoption the Company accounts for amounts regarding stock based compensation at its expense instead of proforma results. For this transition the Company has elected the prospective method to account for the change. For the twelve months ended December 31, 2005 stock issued as compensation was recorded as an expense for the fair value of the stock at the time of issuance. The Company does not have a formal plan for stock issued to employees and nor does it have a stock option plan.


Cash  and  Cash  Equivalents, investments and Credit Risk
---------------------------------------------------------

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

The Company's investments are held at cost or fair market value in accordance with statement of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS
115). The Company holds its investments at cost as a current asset. These funds are held in non-bank money market funds which earn interest that are captioned as dividends that are reinvested. There are no available for sale or held to maturity debt securities.

Earnings Per Share
--------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period.


NOTE  3  -  AFFILIATES  AND  RELATED  PARTIES
            ---------------------------------

Significant relationship with (1) company affiliated through common ownership and/or management is as follows:

The Company has compensated officers of the Company with compensation in the form of stock as described in the equity footnote number 6.

The Company has entered into note payables with shareholders as noted in the note payable footnote number.

NOTE  4 -  INCOME  TAXES
           -------------

The Company has available net operating loss carryforwards for financial statement and federal income tax purposes. These loss carryforwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used. The tax based net operating losses create tax benefits in the amount of $590,417 for the twelve months ended
December 31, 2005 and $3,012 for the two months ending December 31, 2004.
These tax benefits will expire 20 years from inception.

NOTE 5 - NOTES PAYABLE
         --------------
The Company has entered into four note payables with investors that are not related to the Company as employees or officers as described below:

On April 4, 2005, the Company entered into a note payable with one of its investors. The note is in the amount of $5,000 with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On April 11, 2005, the Company entered into a note payable with one of its investors. The note is in the amount of $20,000 with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On April 14, 2005, the Company entered into two (2) notes payable with two of its investors. The notes are in the amount of $25,000 each with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On May 11, 2005, the Company entered into a note payable with Vladimir Kravchenko. The note is in the amount of $100,000 with 15% interest to be accrued. The principle and interest is due at the end of twelve months from the inception date of the note.

On September 26, the Company entered into a note payable with Vladimir Kravchenko. The note is in the amount of $85,000 with 12% interest to be accrued. The principle and interest is due at the end of twelve months from the inception date of the note.

The above notes have an informal agreement to extend the maturity date past the initial maturity dates.

Note issued for the purchase of reseller rights:

On March 27, 2006, the Company entered into an agreement whereby rights were given to copy and distribute copies of MedWisdom software. The agreement further grants the Company to use the software for marketing and demonstration, and for the training of customers. The agreement requires a payment of $30,000 upon the effective date of this agreement, and an additional $20,000 plus 60% of ASP Subscription fees and License fees (if applicable) not more than 30 days from TotalMed's receipt of fees payable under the End-User License Agreement. The software products included with this Agreement include TotalPM, TotalChiro, and TotalCal.

The Company has entered into an agreement dated June 1, 2005, whereby territory rights will be provided to purchaser for the purpose of marketing and sales of the Company product. The agreement provides that deposits towards the purchase price of $250,000 was held in escrow until October 15, 2005, the closing payment date for the Territory License. The total amount of $250,000 was paid as described. These rights are presented in the balance sheet as property and equipment. Subsequent to year-end, the Company determined the asset to be impaired and reduced its value to $0.00.

NOTE  6 -  SHAREHOLDERS'  EQUITY
           ---------------------

Common Stock
------------

The Company has authorized one hundred million (100,000,000) shares of common Stock with a par value of $.0001. The Company has 25,225,000 shares of common stock issued and outstanding.

On November 15, 2004 the Company issued 10,000,000 shares of common stock to the Company's two founders as compensation for the formation of the corporation and services rendered for a value of $1,000 or $0.0001 per share.

During the twelve months ended December 31, 2005, the Company issued 5,850,000 shares for cash in a private stock offering considered exempt from registration with the U.S. Securities and Exchange Commission at a total value of $1,350,000.

During the twelve months ending December 31, 2005 the Company issued 9,375,000 shares of common stock for consulting services at a total value of $1,875,000.


Common Stock Recorded as Compensation
----------------------------------------------

The Company does not have an employee stock compensation package set up at this time. The stock compensation that has been granted falls under Rule 144. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding.

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.


NOTE  7 -  COMMITMENTS  AND  CONTINGENCIES
           -------------------------------

The Company entered into a lease agreement with G&K Properties, Inc. on February 7, 2006 for office space. The three year term of the lease started on February 15, 2006 and will terminate on February 28, 2009. The lease calls for monthly payments in the amount of $1,350. The lease payments will escalate to $1,417.50 on March 1, 2007 and to $1,488.37 on March 1, 2008.

Management is not aware of any contingent matters that could have a material adverse effect on the Company's financial condition, results of operations, or liquidity accept for the going concern issue discussed in Footnote No.9.

NOTE  8 -  LITIGATION, CLAIMS AND ASSESSMENTS
            ----------------------------------

From time to time in the normal course of business the Company will be involved in litigation. The Company's management has determined any asserted or unasserted claims to be immaterial to the financial statements.

NOTE  9 - GOING CONCERN
           -------------

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in its industry. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE  10 - RESTATEMENT OF FINANCIAL STATEMENTS
           -----------------------------------

The Company had previously classified on the balance sheet a computer program license as inventory in the amount of $250,000. The Company has the right to sell the use of this program to its clients. Subsequent to the financial statements dated December 31, 2005, the Company sold the usage of this program to only one customer. At June 30, 2006 the Company declared this asset as impaired and recorded the impairment loss during the second quarter of 2006.

                            TOTALMED SYSTEMS, INC.
                         (a development stage company)

                             FINANCIAL STATEMENTS
                              September 30, 2006

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                                  BALANCE SHEET
                   As of September 30, 2006 and December 31, 2005

                                     ASSETS
                                     ------

CURRENT ASSETS                                                     9/30/2006      12/31/2005
--------------                                                   ------------    ------------
           Cash                                                  $     42,635    $    208,533
           Cash Equivalents - investment securities                     2,923         101,615
                                                                 ------------    ------------

                      Total Current Assets                             45,558         310,148
                                                                 ------------    ------------

FIXED ASSETS
------------
           Computer program license and distribution rights            30,000         250,000
           Computers and software                                     123,014              --
           Accum deprec - Comp & software                             (23,128)             --
           Equipment                                                   16,917          13,574
           Accum Deprec - Equip                                        (3,001)         (1,110)
           Furniture & Fixtures                                         8,861           3,444
           Accum Deprec - Furn & Fixt                                  (1,327)           (292)
                                                                 ------------    ------------

                      Total Fixed Assets                              151,336         265,616
                                                                 ------------    ------------

DEPOSIT ON LEASE                                                        1,350              --
----------------                                                 ------------    ------------




                      TOTAL ASSETS                               $    198,244    $    575,764
                                                                 ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
-------------------

           Accounts payable                                      $      5,231    $      2,500
           Accrued expenses                                            48,750              --
           Deposits received                                          495,000         225,000
           Notes payable                                              166,236          80,410
                                                                 ------------    ------------

                      Total Current Liabilities                       715,217         307,910
                                                                 ------------    ------------

LONG-TERM LIABILITIES
---------------------

           None                                                            --              --
                                                                 ------------    ------------

                      TOTAL LIABILITIES                               715,217         307,910
                                                                 ------------    ------------

STOCKHOLDERS' EQUITY
--------------------

           Common Stock, $.0001 par value
               Authorized: 100,000,000
               Issued: 27,875,000 and 25,225,000, respectively          2,788           2,523
           Additional paid in capital                               5,248,213       3,209,775
           Accumulated deficit during development stage            (5,767,973)     (2,958,146)
                                                                 ------------    ------------

                      Total Stockholders' Equity                     (516,973)        267,854
                                                                 ------------    ------------

                      TOTAL LIABILITIES AND EQUITY               $    198,244    $    575,764
                                                                 ============    ============

   The accompanying notes are an integral part of these financial statements.

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                             STATEMENT OF OPERATIONS
                For the nine months ending September 30, 2006 and 2005
            From inception (November 15, 2004) through September 30, 2006


                                               NINE            NINE           FROM
                                               MONTHS          MONTHS       INCEPTION
                                             9/30/2006       9/30/2005      9/30/2006
                                           ------------    ------------    ------------
REVENUE                                    $     43,390    $         --     $    43,390
-------

COST OF SERVICES                                 18,556              --          18,556
----------------                           ------------    ------------     -----------

GROSS PROFIT OR (LOSS)                           24,834              --          24,834
----------------------

SOFTWARE DEVELOPMENT COSTS                       85,000              --          85,000
--------------------------

GENERAL AND ADMINISTRATIVE EXPENSES          (2,500,511)     (2,368,489)     (5,454,457)
-----------------------------------

IMPAIRMENT LOSS ON ASSET                       (250,000)             --        (250,000)
------------------------                   ------------    ------------     -----------


OPERATING INCOME                             (2,810,677)     (2,368,489)     (5,764,623)
----------------                           ------------    ------------     -----------

INTEREST EXPENSE                                   (826)         (3,952)         (6,236)
----------------

DIVIDEND INCOME                                   1,676             621           2,886
---------------                            ------------    ------------     -----------

NET LOSS                                   $ (2,809,827)   $ (2,371,820)    $(5,767,973)
-------------------                        ============    ============     ===========


Earnings (loss) per share, basic           $      (0.10)   $      (0.14)
--------------------------------

Weighted average number of common shares     26,829,168      17,002,083
----------------------------------------

   The accompanying notes are an integral part of these financial statements.

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                              As of SEPTEMBER 30, 2006

                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN         ACCUM           TOTAL
                                               STOCK          VALUE         CAPITAL        DEFICIT          EQUITY
                                            ------------   ------------   ------------   ------------    ------------
Common stock issued as officers'              10,000,000   $      1,000   $         --   $         --    $      1,000
    compensation on company formation
    November 15, 2004 at $0.0001 per share

Net income (loss)                                                                              (6,060)         (6,060)

                                            ------------   ------------   ------------   ------------    ------------

Balance, December 31, 2004                    10,000,000   $      1,000   $         --   $     (6,060)   $     (5,060)
                                            ------------   ------------   ------------   ------------    ------------

Common stock issued for cash                     250,000             25         49,975                         50,000
    January 18, 2005 at $0.20
    per share on private placement

Common stock issued for consulting               950,000             95        189,905                        190,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting             1,000,000            100        199,900                        200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting             1,000,000            100        199,900                        200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting             1,000,000            100        199,900                        200,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting               925,000             93        184,908                        185,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting               950,000             95        189,905                        190,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting               900,000             90        179,910                        180,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for consulting             1,350,000            135        269,865                        270,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued as compensation              100,000             10         19,990                         20,000
    May 9, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000             25         49,975                         50,000
    June 1, 2005 at $0.20
    per share on private placement

   The accompanying notes are an integral part of these financial statements

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                              As of March 31, 2006

                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN         ACCUM           TOTAL
                                               STOCK          VALUE         CAPITAL        DEFICIT          EQUITY
                                            ------------   ------------   ------------   ------------    ------------
Common stock issued for cash                     500,000             50         99,950                        100,000
    June 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     500,000             50         99,950                        100,000
    June 2, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     500,000             50         99,950                        100,000
    June 9, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000             13         24,988                         25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000             13         24,988                         25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000             13         24,988                         25,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     375,000             38         74,963                         75,000
    June 28, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000             13         24,988                         25,000
    July 14, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000             25         49,975                         50,000
    July 20, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000             25         49,975                         50,000
    July 20, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000             25         49,975                         50,000
    August 23, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000             25         49,975                         50,000
    August 24, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000             13         24,988                         25,000
    August 24, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     250,000             25         49,975                         50,000
    September 1, 2005 at $0.20
    per share on private placement

   The accompanying notes are an integral part of these financial statements

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                              As of March 31, 2006

                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN         ACCUM           TOTAL
                                               STOCK          VALUE         CAPITAL        DEFICIT          EQUITY
                                            ------------   ------------   ------------   ------------    ------------
Common stock issued for cash                     125,000             13         24,988                         25,000
    September 1, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000             13         24,988                         25,000
    September 15, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000             13         24,988                         25,000
    September 15, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000             13         24,988                         25,000
    September 30, 2005 at $0.20
    per share on private placement

Common stock issued for services                 600,000             60        119,940                        120,000
    October 15, 2005 at $0.20
    per share

Common stock issued for services                 600,000             60        119,940                        120,000
    October 15, 2005 at $0.20
    per share

Common stock issued for cash                     250,000             25         49,975                         50,000
    October 21, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000             13         24,988                         25,000
    October 21, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     125,000             13         24,988                         25,000
    November 10, 2005 at $0.20
    per share on private placement

Common stock issued for cash                     100,000             10         49,990                         50,000
    November 28, 2005 at $0.50
    per share on private placement

Common stock issued for cash                     100,000             10         49,990                         50,000
    November 29, 2005 at $0.50
    per share on private placement

Common stock issued for cash                     100,000             10         49,990                         50,000
    December 4, 2005 at $0.50
    per share on private placement

Common stock issued for cash                     100,000             10         49,990                         50,000
    December 16, 2005 at $0.50
    per share on private placement

   The accompanying notes are an integral part of these financial statements

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                              As of March 31, 2006

                                                                           ADDITIONAL
                                               COMMON          PAR          PAID IN         ACCUM           TOTAL
                                               STOCK          VALUE         CAPITAL        DEFICIT          EQUITY
                                            ------------   ------------   ------------   ------------    ------------
Common stock issued for cash                     200,000             20         99,980                        100,000
    December 28, 2005 at $0.50
    per share on private placement


Net income (loss)                                                                          (2,952,086)     (2,952,086)

                                            ------------   ------------   ------------   ------------    ------------

Balance, December 31, 2005                    25,225,000   $      2,523   $  3,209,775   $ (2,958,146)   $    267,854
                                            ============   ============   ============   ============    ============

Common stock issued for cash                     400,000             40        199,960                        200,000
    January 24, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     100,000             10         49,990                         50,000
    January 31, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     100,000             10         49,990                         50,000
    February 28, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     100,000             10         49,990                         50,000
    March 20, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     150,000             15         74,985                         75,000
    March 22, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     200,000             20         99,980                        100,000
    May 12, 2006 at $0.50
    per share on private placement

Common stock issued for cash                     100,000             10         49,990                         50,000
    May 17, 2006 at $0.50
    per share on private placement

Common stock issued for cash                      50,000              5         24,995                         25,000
    May 23, 2006 at $0.50
    per share on private placement

Common stock issued for cash                      50,000              5         24,995                         25,000
    May 26, 2006 at $0.50
    per share on private placement


Common stock issued for cash                     100,000             10         99,990                        100,000
    June 26, 2006 at $1.00
    per share on private placement

Common stock issued as compensation            1,000,000            100        999,900                      1,000,000
    June 30, 2006 at $1.00 per share

Common stock issued for cash                     100,000             10         99,990                        100,000
    July 1, 2006 at $1.00
    per share on private placement

Common stock issued for cash                     100,000             10         99,990                        100,000
    July 1, 2006 at $1.00
    per share on private placement

Common stock issued for cash                     100,000             10         99,990                        100,000
    July 1, 2006 at $1.00
    per share on private placement

Net income (loss)                                                                          (2,809,827)     (2,809,827)

                                            ------------   ------------   ------------   ------------    ------------

Balance, September 30, 2006                   27,875,000   $      2,788   $  5,248,213   $ (5,767,973)   $   (516,973)
                                            ============   ============   ============   ============    ============

   The accompanying notes are an integral part of these financial statements.

                             TOTALMED SYSTEMS, INC.
                          (a development stage company)
                            STATEMENTS OF CASH FLOWS
                For the six months ending September 30, 2006 and 2005,
            From inception (November 15, 2004) through September 31, 2006

                                                                           NINE           NINE             FROM
                                                                          MONTHS         MONTHS         INCEPTION
CASH FLOWS FROM OPERATING ACTIVITIES                                     9/30/2006      9/30/2005        9/30/2006
------------------------------------                                   ------------    ------------    ------------
           Net income (loss)                                           $ (2,809,827)   $ (2,371,820)   $ (5,767,973)
                                                                       ------------    ------------    ------------

           Adjustments to reconcile net income to net cash provided by (used in) operating activities:

           Stock issued as compensation                                   1,050,000       1,635,000       2,926,000
           Depreciation                                                      26,054             725          27,456
           Impairment loss                                                  250,000              --         250,000
           (Increase) Decrease in deposits                                   (1,350)             --          (1,350)
           Increase (Decrease) in accounts payable                            2,731              --           5,231
           Increase (Decrease) in accrued expenses                           48,750          36,000          48,750
           Increase (Decease) in accrued interest                               826           3,952           6,236
           Increase (Decrease) in deposits                                  270,000          58,500         495,000
                                                                       ------------    ------------    ------------

                      Total adjustments to net income                     1,647,011       1,734,177       3,757,323
                                                                       ------------    ------------    ------------

           Net cash provided by (used in) operating activities           (1,162,816)       (637,643)     (2,010,650)
                                                                       ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------

           Equipment                                                         (3,343)         (8,823)        (16,917)
           Computers and software                                          (123,014)             --        (373,014)
           Furniture & fixtures                                              (5,417)         (3,444)         (8,861)
           Software license                                                 (30,000)       (250,000)       (280,000)
           Investment securities                                                 --              --         250,000
                                                                       ------------    ------------    ------------

           Net cash flows provided by (used in) investing activities       (161,774)       (262,267)       (428,792)
                                                                       ------------    ------------    ------------


CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

           Proceeds from stock issuance                                    975,000         950,000       2,325,000
           Cash Received on notes payable                                   85,000         175,000         260,000            81,152
           Cash (Paid) on notes payable                                         --         (75,000)       (100,000)
           Loan received from shareholder                                       --          22,128           2,228        --
           Loan (paid) to shareholder                                           --         (22,064)         (2,228)
                                                                       ------------    ------------    ------------

           Net cash provided by (used in) financing activities            1,060,000       1,050,064       2,485 000
                                                                       ------------    ------------    ------------

CASH RECONCILIATION
-------------------

           Net increase (decrease) in cash and cash equivalents            (264,590)        150,154          45,558
           Cash and cash equivalents - beginning balance                    310,148              40              --
                                                                       ------------    ------------    ------------

CASH AND CASH EQUIVALENTS BALANCE END OF PERIOD                        $     45,558    $    150,194    $     45,558
                                                                       ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

NOTE  1  -  OPERATIONS  AND  BASIS  OF  PRESENTATION
            ----------------------------------------

Totalmed Systems, Inc. (the Company), a development stage company, was incorporated on November 15, 2004 in the State of Florida. The Company intends to provide healthcare management software, security hardware and services to physician practices, small critical access hospitals and healthcare provider organizations.

The Company uses U.S. Generally Accepted Accounting Principles and has chosen a December 31st year end.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            ----------------------------------------------

Revenue and Cost Recognition
----------------------------

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

The Company plans to lease software that it has purchased or purchased the rights to distribute under a fixed contract price. Revenue will be recognized over the contract period at the fixed price for customers.
Some revenues and costs for maintenance of the software will be recognized as incurred when they are considered costs outside of the fixed contract price. The Company does not internally develop software but uses third
parties for development and purchase of software.    The Company will rely
upon these third party providers to update software under the contacts engaged. Since the software has alternative future uses and has reached technological feasibility the Company capitalizes the cost of this software in accordance with Statement of Financial Accounting Standard 86, Accounting For The Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. The costs of this software will be amortized over the lesser of its useful life as estimated by management or the contract period once revenues are generated. For software that the Company pays for further software development, these expenses will be expensed when incurred as research and development expense. Once the software reaches technological feasibility costs will be capitalized up to the time software is made available for sale or distribution.

Quarterly the Company will asses the future cash inflows from the purchase of the distribution rights and purchase of software and will reduce the cost value of these rights or the purchase of software when future cash inflows are projected as being below the cost of these rights and software development as the Company then considers these to be impaired and the capitalized cost of these is reduced. At that time the Company will reduce the capitalized cost by taking an impairment loss as an expense through the income statement.

In addition, the Company intends to provide service to its clients to maintain computer system software and provide web hosting whereby the cost of this will be ongoing and the cost of these services recorded as an ongoing cost of personnel.

Tangible property used by the Company will be depreciated as an expense over the useful lives of that property.

Use  of  Estimates
------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses
--------------------------------------------------------------------

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.


Property and Equipment
---------------------------------

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $500.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in the income statement for the period.

The Company considers an asset or group of assets to be impaired when the carrying amount of the asset or group of assets exceeds fair value. At the time that the Company reviews an asset or group of assets for impairment and determines the carrying value of the asset or group of assets exceeds fair market value the Company reduces the carrying value by recording an impairment loss at that time.

Useful lives of tangible assets are as follows:

	Furniture and fixtures		7 Years
	Computer equipment		5 Years

Useful lives of intangible property will be amortized over the lesser of the contract life or management's estimate of useful life. The net basis of cost less amortization will be lowered as an impairment loss in value when future cash inflows are less than the net cost basis. The Company will then estimate the life of the asset and amortize the net value of the asset over that period.

The Company has purchased with cash software rights and distribution rights in the amount of $280,000 of which $250,000 was considered to be impaired based on future cash inflows leaving a balance of $30,000 of software rights and distribution rights.

Income  Taxes
-------------

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Stock  Based  Compensation
--------------------------

The Company used SFAS No.123, "Accounting For Stock Based Compensation," for the years ending December 31, 2005 and 2004. As required by a revision of this standard, the Company has adopted on January 1, 2006 SFAS No. 123 (R) to account for stock based compensation whereby through this adoption the Company accounts for amounts regarding stock based compensation at its expense instead of proforma results. For this transition the Company has elected the prospective method to account for the change. For the six months ended June 30, 2006 stock issued as compensation was recorded as an expense for the fair value of the stock at the time of issuance. The Company does not have a formal plan for stock issued to employees and nor does it have a stock option plan.


Cash  and  Cash  Equivalents, investments and Credit Risk
---------------------------------------------------------

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

The Company's investments are held at cost or fair market value in accordance with statement of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS
115). The Company holds its investments at cost as a current asset. These funds are held in non-bank money market funds which earn interest that are captioned as dividends that are reinvested. There are no available for sale or held to maturity debt securities.

Earnings Per Share
--------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period.


NOTE  3  -  AFFILIATES  AND  RELATED  PARTIES
            ---------------------------------

Significant relationship with (1) company affiliated through common ownership and/or management is as follows:

The Company has compensated officers of the Company with compensation in the form of stock as described in the equity footnote number 6.

The Company has entered into note payables with shareholders as noted in the note payable footnote number.

NOTE  4 -  INCOME  TAXES
           -------------

The Company has available net operating loss carryforwards for financial statement and federal income tax purposes. These loss carryforwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used. The tax based net operating losses create tax benefits in the amount of $561,966 for the nine months ended September
30, 2006, $590,417 for the twelve months ended December 31, 2005 and $3,012 for the two months ending December 31, 2004. These tax benefits will expire 20 years from inception.

NOTE 5 - NOTES PAYABLE
         --------------
The Company has entered into four note payables with investors that are not related to the Company as employees or officers as described below:

On April 4, 2005, the Company entered into a note payable with one of its investors. The note is in the amount of $5,000 with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On April 11, 2005, the Company entered into a note payable with one of its investors. The note is in the amount of $20,000 with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On April 14, 2005, the Company entered into two (2) notes payable with two of its investors. The notes are in the amount of $25,000 each with 15% interest to be accrued. The principal and interest is due at the end of twelve months from the inception date of the note.

On May 11, 2005, the Company entered into a note payable with Vladimir Kravchenko. The note is in the amount of $100,000 with 15% interest to be accrued. The principle and interest is due at the end of twelve months from the inception date of the note.

On September 26, the Company entered into a note payable with Vladimir Kravchenko. The note is in the amount of $85,000 with 12% interest to be accrued. The principle and interest is due at the end of twelve months from the inception date of the note.

The above notes have an informal agreement to extend the maturity date past the initial maturity dates.

Note issued for the purchase of reseller rights:

On March 27, 2006, the Company entered into an agreement whereby rights were given to copy and distribute copies of MedWisdom software. The agreement further grants the Company to use the software for marketing and demonstration, and for the training of customers. The agreement requires a payment of $30,000 upon the effective date of this agreement, and an additional $20,000 plus 60% of ASP Subscription fees and License fees (if applicable) not more than 30 days from TotalMed's receipt of fees payable under the End-User License Agreement. The software products inluded with this Agreement include TotalPM, TotalChiro, and TotalCal.

NOTE  6 -  SHAREHOLDERS'  EQUITY
           ---------------------

Common Stock
------------

The Company has authorized one hundred million (100,000,000) shares of common Stock with a par value of $.001. The Company has 27,875,000 shares of common stock issued and outstanding.

On November 15, 2004 the Company issued 10,000,000 shares of common stock to the Company's two founders as compensation for the formation of the corporation and services rendered for a value of $1,000 or $0.0001 per share.

During the twelve months ended December 31, 2005, the Company issued 5,850,000 shares for cash in a private stock offering considered exempt from registration with the U.S. Securities and Exchange Commission at a total value of $1,350,000.

During the twelve months ending December 31, 2005 the Company issued 9,375,000 shares of common stock for consulting services at a total value of $1,875,000.

During the nine months ended September 30, 2006 the Company issued
1,550,000 shares for cash in a private stock offering considered exempt from registration with the U.S. Securities and Exchange Commission at a value of $975,000.

During the nine months ended September 30, 2006 the Company issued 1,100,000 shares of common stock for consulting services at a value of $1,050,000.


Common Stock Recorded as Compensation
----------------------------------------------

The Company does not have an employee stock compensation package set up at this time. The stock compensation that has been granted falls under Rule 144. Compliance with Rule 144 is discussed in the following paragraph.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding.

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

NOTE  7 -  COMMITMENTS  AND  CONTINGENCIES
           -------------------------------

The Company entered into a lease agreement with G&K Properties, Inc. on February 7, 2006 for office space. The three-year term of the lease started on February 15, 2006 and will terminate on February 28, 2009. The lease calls for monthly payments in the amount of $1,350. The lease payments will escalate to $1,417.50 on March 1, 2007 and to $1,488.37 on March 1, 2008.

The Company has entered into an agreement dated June 1, 2005, whereby territory rights will be provided to purchaser for the purpose of marketing and sales of the Company product. The agreement provides that deposits towards the purchase price of $250,000 was held in escrow until October 15, 2005, the closing payment date for the Territory License. The total amount of $250,000 was paid as described. These rights are presented in the balance sheet as inventory. Subsequent to year-end, the Company determined the asset to be impaired and reduced its value to $0.00.

Management is not aware of any contingent matters that could have a material adverse effect on the Company's financial condition, results of operations, or liquidity accept for the going concern issue discussed in Footnote No.9.

NOTE  8 -  LITIGATION, CLAIMS AND ASSESSMENTS
            ----------------------------------

From time to time in the normal course of business the Company will be involved in litigation. The Company's management has determined any asserted or unasserted claims to be immaterial to the financial statements.

NOTE  9 - GOING CONCERN
           -------------

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in its industry. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE  10 - RESTATEMENT OF FINANCIAL STATEMENTS
           -----------------------------------

The Company had previously classified on the balance sheet a computer program license as inventory in the amount of $250,000. The Company has the right to sell the use of this program to its clients. Subsequent to the financial statements dated December 31, 2005, the Company sold the usage of this program to only one customer. At June 30, 2006 the Company declared this asset as impaired and recorded the impairment loss during the second quarter of 2006.

No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by TotalMed Systems. This prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


-----------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS



         Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.



              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant anticipates that it will incur costs in connection with this registration statement as follows:


                  SEC registration fee                          $ 2,869.00
                  Legal fees and expenses                       $50,000.00
                  Accounting fees and expenses                  $ 2,500.00
                  Miscellaneous                                 $ 5,000.00
                                                                ----------
                  Total                                         $60,369.00


None of the expenses are being paid by selling shareholders.

                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities sold by TotalMed Solutions, Inc. within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. The shares were sold through the company's officers and directors. All purchasers were accredited investors who had pre-existing relationships with the Company and all purchasers were provided with information regarding the company's business plan, financial status and risk factors.  Additionally, all purchasers were provided with access to the Company's officers so as to receive all material
information regarding the Company that the recipient requested.   All
shares were issued with a restrictive legend and the transactions and did not include a public distribution or offering.





Date                     Name                                      Number of Shares          Total Price
November 15, 2004        Brian D. Knight                           5,000,000                 *1
November 15, 2004        James Sterling                            5,000,000                 *1
January 18, 2005         Henry Gasiorowski                         250,000                   $ 50,000
May 9, 2005              Jeffrey Phelan                            950,000                   *2
May 9, 2005              Hal Lenoble                               1,000,000                 *3
May 9, 2005              Sam Ruggeri                               1,000,000                 *3
June 1, 2005             Heritage Capital Mortgage                 1,000,000                 *3
June 1, 2005             John Aloisio                              500,000                   $100,000
June 1, 2005             Richard Vita                              250,000                   $ 50,000
June 2, 2005             Frank Giorgio                             500,000                   $100,000
June 9, 2005             Keith L. Bub                              500,000                   $100,000
June 28, 2005            Anjani K. Sinha                           125,000                   $ 25,000
June 28, 2005            Francis Devlin                            125,000                   $ 25,000
June 28, 2005            Rinaldo Pace                              375,000                   $ 75,000
June 28, 2005            Robert Maimoni                            125,000                   $ 25,000
July 14, 2005            Howard and Sharon Lynch                   125,000                   $ 25,000
July 20, 2005            Laurence and T. Lynch                     250,000                   $ 50,000
July 20, 2005            Thomas and Linda Muratore                 250,000                   $ 50,000
July 25, 2005            Dave Oury                                 600,000                   *4
July 25, 2005            Sam Sgambati                              600,000                   *4
August 23, 2005          Daniel and Carol Gallagher                250,000                   $ 50,000
August 23, 2005          Joseph Mighdol                            250,000                   $ 50,000
August 23, 2005          Steven F. and Donna L. Pacilio            125,000                   $ 25,000
August 26, 2005          Fred Ainsley                              250,000                   $ 50,000
August 26, 2005          Pierre Khaschassof                        125,000                   $ 25,000
September 1, 205         Fred H. Morris                            125,000                   $ 25,000
September 15, 2005       Pia Hoffman                               125,000                   $ 25,000
September 15, 2005       Richard Mighdoll                          125,000                   $ 25,000
September 30, 2005       Victoria Sweet                            125,000                   $ 25,000
October 21, 2005         Don Giorgio                               250,000                   $ 50,000
October 21, 2005         Frank Giorgio                             125,000                   $ 25,000
November 10, 2005        Steven C. Fallis                          125,000                   $ 25,000
November 28, 2005        Denise Veracka                            100,000                   $ 50,000
November 29, 2005        Michael Ossam                             100,000                   $ 50,000
December 4, 2005         Vincent Aldorasi                          100,000                   $ 50,000
December 16, 2005        Larissa Kravchenko                        100,000                   $ 50,000
December 28, 2005        Hasan Karachopan                          200,000                   $100,000
January 24, 2006         Anthony Marino                            200,000                   $100,000
January 24, 2006         Christopher Ferraro                       50,000                    $ 25,000
January 24, 2006         Michael Ferraro                           50,000                    $ 25,000
January 24, 2006         Peter Ferraro                             50,000                    $ 25,000
January 24, 2006         Peter Ferraro                             50,000                    $ 25,000
January 27, 2006         Victoria Sweet                            100,000                   $ 50,000
March 20, 2006           Daniel Gallagher                          50,000                    $ 25,000
March 20, 2006           Ralph Taylor                              50,000                    $ 25,000
March 22, 2006           Victoria Sweet                            100,000                   $ 50,000
March 22, 206            Daniel Capra, Jr.                         50,000                    $ 25,000
May 9, 2006              Carol Meunier                             925,000                   *5
May 9, 2006              Dwayne Potter                             950,000                   *6
May 9, 2006              Robert Harrington                         900,000                   *7


Date                     Name                                      Number of Shares          Total Price
May 9, 2006              James Fitzsimons                          100,000                   *8
May 9, 2006              Vladamir Kravchenko                       1,350,000                 *9
May 12, 2006             Daniel Devlin                             100,000                   $ 50,000
May 12, 2006             Ralph Viggiano                            100,000                   $ 50,000
May 17, 2006             Keith L. Bub                              100,000                   $ 50,000
May 23, 2006             Frank Giorgio                             50,000                    $ 25,000
May 26, 2006             Hasan Karachopan                          50,000                    $ 25,000
June 26, 2006            John S. Gasiorowski                       100,000                   $100,000
June 30, 2006            James Dodrill                             100,000                   *10
June 30, 2006            Brian D. Knight                           500,000                   *11
June 30, 2006            James Sterling                            500,000                   *11
July 1, 2006             Joseph Mighdoll                           100,000                   $100,000
July 1, 2006             Robert Mighdoll                           100,000                   $100,000
July 1, 2006             Nancy D. White                            100,000                   $100,000



*1  Issued as compensation for services valued at $1,000
*2  Issued as compensation for marketing services valued at $190,000.
*3  Issued as compensation for marketing services valued at $200,000.
*4  Issued as compensation for marketing services valued at $120,000
*5 Issued as compensation for public relations services valued at $185,000. *6 Issued as compensation for public relations services valued at $190,000. *7 Issued as compensation for public relations services valued at $180,000. *8 Issued as compensation for financial advisory consulting services valued at $20,000.
*9 Issued as compensation for financial advisory consulting services valued at $270,000.
*10 Issued as compensation for services previously provided and valued at $50,000
*11 Issued as compensation for services valued at $1,000,000.

                                 ITEM 27. EXHIBITS

Exhibit Number                         Description
--------------                         -----------

    3.1           Amended and Restated Articles of Incorporation of
                  TotalMed Systems, Inc.

    3.2           Bylaws of TotalMed Systems, Inc.

    4.1           Specimen certificate of the Common Stock of TotalMed
                  Systems, Inc.

    5.1           Opinion of Law Office of James G. Dodrill II, P.A.
                  as to legality of securities being registered*

   10.1           Dr. Notes Reseller Agreement

   10.2           Compliancy Group Reseller Agreement

   10.3           Nymbus Reseller Agreement

   10.4           El Paso Office Lease

   10.5           MedWisdom Remarketing Agreement

   10.6           Form of Subscription Agreement - sales at $0.20 per share

   10.7           Form of Subscription Agreement - sales at $0.50 per share

   10.8           Form of Subscription Agreement - sales at $1.00 per share

   10.9           Consulting Agreement - Hal Lenoble

   10.10          Consulting Agreement - Dwayne Potter

   10.11          Consulting Agreement - Carole Meunier

   10.12          Consulting Agreement - Robert Harrington

   10.13          Consulting Agreement - Vladimir Kravchenko

   10.14          Consulting Agreement - Sam J. Ruggeri

   10.15          TM West Territory License


   10.16          Cuba USA Sole Source Agreement

   10.17          EMR Software Purchase Agreement


   23.1          Consent of Gately & Associates, LLC, independent registered certified public accounting firm, regarding TotalMed Systems, Inc.

   23.2          Consent of Law Office of James G. Dodrill II, P.A. (included in Exhibit 5.1)



                           * to be filed by amendment.

                              ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
                  i. Include any prospectus required by Section 10(a)(3) of the Securities Act;
                  ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
                  iii. Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cary, state of North Carolina on January 25, 2007.

                                    TOTALMED SYSTEMS, INC.

                                    By: /s/ BRIAN D. KNIGHT
                                        ------------------------------
                                        Brian D. Knight
                                        Principal Executive Officer
                                        and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 25, 2007.

By: /s/ BRIAN D. KNIGHT
    --------------------------------
    Brian D. Knight                     Principal Executive Officer
                                        and Director


By: /s/ JAMES STERLING
    --------------------------------
    James Sterling                      Chief Financial Officer and Director


By: /s/ LAURENCE WATKINS
    --------------------------------
    Laurence Watkins                    Director

                                      II-1